As filed with the Securities and Exchange Commission on February 19, 2003	Registration No. 333-99441

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

PRE-EFFECTIVE AMENDMENT NO. 3
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________

STRUCTURED PRODUCTS CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6189 (Primary standard industrial classification number)	13-3692801 (I.R.S. Employer Identification No.)

390 Greenwich Street
New York, New York 10013
(212) 723-6029
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Andrew Alter, Secretary
Structured Products Corp.
390 Greenwich Street
New York, New York 10013
(212) 723-6029
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Al B. Sawyers
Orrick, Herrington & Sutcliffe LLP
666 Fifth Avenue
New York, New York 10103

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective in light of market conditions.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,
check the following box. |X|
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
If delivery of the prospectus is executed to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered Trust Certificates	Amount to be Registered (1) $1,000,000	Proposed Maximum Offering Price Per Certificate(2) 100%	Proposed Maximum Aggregate Offering Price (2) $1,000,000	Amount of Registration Fee $92(3)(4)

(1)	This registration statement also covers an indeterminable principal balance of certificates that may be reoffered and resold from time to time after their initial sale in market-making activities by affiliates of the Registrant including Salomon Smith Barney Inc.
(2)	Estimated solely for purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.
(3)	Pursuant to Rule 457(a), no filing fee is required for the registration of an indeterminable principal balance of certificates to be offered in market-making transactions by affiliates of the Registrant as described in footnote 1 above.
(4)	Previously paid.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS SUPPLEMENT
(To prospectus dated [   ], 200[])

The information in the prospectus supplement and the prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus supplement and the prospectus are not an offer to sell these securities and are not a solicitation of an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

Structured Products Corp., the Depositor
$[ ] issued by [ ]% [TIERS® Pass-Through] Certificates Series [ ]
issued by
[TIERS® Fixed Rate] Certificates Trust Series [ ], the Trust

_________________

The trust will be formed pursuant to a trust agreement among Structured Products Corp., as depositor, and the [U.S. Bank Trust National Association], as trustee, for the purpose of issuing the certificates, and will issue and sell a single class of certificates to investors.

The certificates will represent undivided beneficial interests in the assets of the trust, which will consist solely of: (i) the senior debt securities of companies that are subject to the periodic informational reporting requirements of the Securities Exchange Act of 1934; senior or subordinated debt securities that are fully and unconditionally guaranteed by companies subject to those reporting requirements and the senior or subordinated securities of government-sponsored enterprises that make their information publicly available, each as specified herein; and (ii) any payments on those securities.

The certificates will entitle each holder to receive a pro rata share of: (i) interest payments received by the trustee with respect to the underlying securities payable on [ ] and [ ] of each year, beginning [ ]; (ii) principal, premium, if any, and interest payments received by the trustee with respect to the underlying securities on their stated maturity date on [ ] or any earlier redemption date; and (iii) any underlying securities or, upon the election of any holder of the certificate, the net proceeds from the sale of those underlying securities, in the event those underlying securities are removed from the assets of the trust under the circumstances described herein.

The certificates will initially have a distribution rate of [ ]% per year and will not represent an obligation of the depositor, the trustee or any other entity.

The principal amount of underlying securities of any single underlying issuer will be less than, at the issue date of the certificates, 10% of the aggregate principal amount of all underlying securities.

You should review the information in the section entitled “Risk Factors” beginning on page [ ] of this prospectus supplement and on page [] in the prospectus prior to making a decision to invest in the certificates.

Pass-Through Certificate	Initial Aggregate Pincipal Balance	Initial Distribution Rate	Final Scheduled Distribution Date	Price to Public (1)

Series [ ]........................................	$[ ]	[ ]%	[ ]	$[ ]

_______________________________
1 Plus distributions, if any, from [   ], if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Application has been made to list the certificates on the [New York] Stock Exchange.

[Alternative 1: The certificates are being offered by this prospectus to investors with the assistance of the placement agent[s] referred below as agents of the depositor. [The underlying securities are being offered simultaneously to the depositor with the assistance of the placement agent[s] referred below as agents of the underlying issuers of those underlying securities. As a result, each placement agent is a statutory underwriter within the meaning of the Securities Act of 1933 with respect to initial sales of the certificates and the underlying securities through it as agent.] [Certain of the underlying securities identified herein are being offered simultaneously to the depositor with the assistance of the placement agent[s] referred below as agents of the underlying issuers of those underlying securities. The underlying securities not purchased in the primary market will be purchased in secondary market transactions as further described herein. Each placement agent is a statutory underwriter within the meaning of the Securities Act of 1933 with respect to initial sales of the certificates and those underlying securities purchased by the trust in the primary market through the placement agent[s] as agent for those underlying securities.]

The offering period for the certificates will terminate on []. The depositor reserves the right to withdraw, cancel or modify the offering of the certificates without notice and may accept or reject offers to purchase certificates, in whole or in part, in its sole discretion. Upon the depositor’s acceptance of any offer, investors will be required to deliver the payment price in immediately available funds to SSB on or prior to the issue date of the certificates.. Those funds will be promptly deposited in a segregated bank account by SSB and held by SSB on behalf of those particular investors until transmitted to the depositor at closing or promptly returned to investors (without interest) in full if the offering is not consummated or in part if the offering is consummated at a reduced aggregate principal balance of certificates. Sales to the depositor of the underlying securities through the placement agents are subject to customary conditions to closing that are required to be satisfied on the issue date of the certificates.]

[Alternative 2: The underwriter[s] referred to below will purchase the certificates from the trust. The underwriter[s] will then sell their certificates in negotiated transactions at varying prices at the time of sale. The underlying securities are being offered with the assistance of the [underwriter[s]] referred to below as agents of the underlying issuers of those underlying securities. As a result, the underwriter[s] referred to below are each statutory underwriters within the meaning of the Securities Act of 1933 with respect to initial sales of the certificates and the underlying securities through them as agent.]

It is expected that delivery of the certificates will be made to investors in book-entry only form through the facilities of The Depository Trust Company for the accounts of its participants, [including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, societe anonyme,] on or about [ ].

_________________

Salomon Smith Barney

[     ]

_________________
The date of this prospectus supplement is [   ].

TABLE OF CONTENTS

Page

PROSPECTUS SUPPLEMENT

PROSPECTUS

INFORMATION ABOUT CERTIFICATES

      We provide information to you about the certificates in two separate documents that progressively provide more detail: (i) the prospectus, which provides general information, some of which may not apply to the certificates; and (ii) this prospectus supplement, which describes the specific terms of your certificates.

      You are urged to read both the prospectus and this prospectus supplement in full to obtain material information concerning the certificates. If the descriptions of the certificates vary between this prospectus supplement and the prospectus, you should rely on the information contained in this prospectus supplement.

      We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The Table of Contents for this prospectus supplement and the prospectus identify the pages where these sections are located.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption “Index of Terms” beginning on page S-[] in this document and beginning on page [] in the prospectus.

      The depositor has filed with the Securities and Exchange Commission a registration statement (of which this prospectus supplement and the prospectus form a part) under the Securities Act of 1933, as amended, with respect to the certificates. This prospectus supplement and the prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus supplement and the prospectus, you should refer to the registration statement and the exhibits thereto. The registration statement and such exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials can also be obtained electronically through the Securities and Exchange Commission’s internet web site (http://www.sec.gov).

      [Alternative for Best Efforts Underwriter: Salomon Smith Barney Inc. (“SSB”) and [] [collectively] referred to herein as the “placement agent[s]" have agreed to use their reasonable efforts in soliciting offers to purchase certificates as agents for the depositor and in soliciting offers to purchase underlying securities as agents for the related underlying issuers. The placement agent[s] have negotiated the terms of the underlying securities with the related underlying issuers and each will receive a commission from each such underlying issuer in an amount equal to []% of the aggregate principal amount of underlying securities sold by such underlying issuer to the depositor through it as agent.]

      In connection with making a decision to invest in the certificates, you should rely only on the information contained in this prospectus supplement or the prospectus. We have not, and the [placement agent[s]] [underwriter[s]] have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the depositor nor the [placement agent[s]] [underwriter[s]] is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement or the prospectus is accurate as of the date on their respective front covers only.

      The depositor accepts responsibility for the accuracy and completeness of the information contained in this prospectus supplement and the prospectus. The depositor confirms that this prospectus supplement and the prospectus when read together contain all information regarding the depositor, the trust and the terms of the certificates that is material to investors in the certificates, that the information contained in this prospectus supplement and the prospectus is accurate and complete in all material respects as of the date on the front cover of this prospectus supplement and is not misleading in any material respect and that, to the knowledge of the depositor, the depositor has not omitted any other information that would make any statement contained in this prospectus supplement and the prospectus misleading in any material respect.

      This prospectus supplement and the prospectus provides only selected summary information with respect to the underlying securities of the related underlying issuers. More detailed information relating to the underlying securities and the related underlying issuers will be included or incorporated by reference in the prospectuses or other offering documents relating to the offering and sale of the underlying securities of each related underlying issuer. At least 48 hours prior to the sending of a confirmation of sale with respect to the certificates, each prospective purchaser of certificates will be forwarded copies of (i) the trust's preliminary prospectus supplement that identifies the underlying securities and each underlying issuer relating to the trust and (ii) a preliminary prospectus, in the case of a reporting company, or a comparable preliminary offering document, in the case of a GSE, relating to those underlying securities purchased in the primary market. Each related issuer has acknowledged that these preliminary prospectuses or comparable preliminary offering documents relating to offers and sales of its underlying securities will be delivered by the placement agents, in their capacity as agents of such issuer, directly to such prospective purchasers. In addition, each-related issuer has acknowledged that the final prospectus or comparable offering document relating to the sale of its underlying securities will be delivered by the [placement agent[s]][underwriter[s]], in their capacity as agents of such issuer, directly to purchasers.

      Given the complexity of the transaction contemplated by this prospectus supplement and the prospectus, you are urged to consult your own attorneys, business advisors and tax advisors for legal, business and tax advice regarding a decision to invest in the certificates.

      For 90 days following the date of this prospectus supplement, all dealers selling the certificates are required to deliver a copy of this prospectus supplement and the prospectus to each potential investor. This is in addition to the dealers’ obligation to deliver a copy of this prospectus supplement and the prospectus to each potential investor when acting as an agent of the depositor in soliciting offers to purchase certificates.

      The depositor reserves the right to withdraw, cancel or modify the offering of certificates contemplated hereby without notice and may accept or reject offers to purchase the certificates, in whole or in part, in its sole discretion. In the event that the sale to the depositor of underlying securities representing, in the aggregate, less than 10% of the aggregate principal amount of all underlying securities is not consummated as a result of the failure by the particular underlying issuer or underlying issuers to satisfy all of the conditions of its or their sale (which consist of the delivery of closing certificates, legal opinions and other customary closing conditions and documentation), the depositor will reduce the aggregate principal balance of the certificates offered by this prospectus supplement and prospectus in an amount corresponding to the aggregate principal amount of the underlying securities not sold to the depositor, provided that the ratings of the certificates are not lower than the ratings that would have applied to the certificates had each such sale been consummated, and allocations of certificates to investors will be reduced on a pro rata basis. In the event that such ratings are lower or underlying issuers of underlying securities representing, in the aggregate, 10% or more of the aggregate principal amount of all underlying securities fail to satisfy all of the conditions of the sale of their underlying securities to the depositor, the offering of certificates contemplated hereby shall terminate. Upon the depositor’s acceptance of any offer to purchase certificates, investors will be required to deliver the payment price in immediately available funds to SSB. Those funds will be promptly deposited in a segregated bank account by SSB and held by SSB on behalf of the particular investors until the conditions referred to in this paragraph have been satisfied, in which case funds corresponding to the aggregate principal amount of underlying securities actually sold to the depositor will be transmitted to the depositor, or, if such conditions are not satisfied on or prior to the issue date of the certificates, promptly returned (without interest) to the particular investors.

SUMMARY

      This summary highlights certain of the material terms of the certificates being issued by the trust and of the underlying securities of the related underlying issuers. It does not contain all of the information that you need to consider in making a decision to invest in the certificates. As a result, you should carefully read in full (i) this prospectus supplement and the prospectus and (ii) the prospectuses or other offering documents relating to the underlying securities of each related underlying issuer, copies of which [placement agent[s]] [underwriter[s]] have agreed with the related underlying issuers to deliver directly to purchasers of certificates.

The Trust....................................................	Structured Products Corp., as depositor, and [U.S. Bank Trust National Association], as trustee, will form the [TIERS® Fixed Rate] Certificates Trust Series [ ].

Securities Offered.....................................

Pass-Through Certificates, Series [  ], of the trust.

The certificates will be issued by the trust pursuant to the trust agreement and will represent, in the aggregate, the entire undivided beneficial ownership interest in the assets of the trust.

The assets of the trust will consist solely of:

•   underlying securities of underlying issuers that as of the closing date meet the eligibility requirements set forth below; and

•   any payments on or with respect to those securities.

As of the closing date, each underlying security is (i) a senior debt security issued by an underlying issuer, (ii) a senior or subordinated debt security that is fully and unconditionally guaranteed by an underlying issuer or (iii) a senior or subordinated security of a GSE;

An “underlying issuer” means an issuer of underlying securities that, as of the closing date:

•   has registered securities for sale pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 or Form F-3 and is either:

•  subject to the periodic informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which we refer to herein as a “reporting company,” and satisfies either (x) the current public float condition of $75 million or more of General Instruction I.B.1 or (y) the non-convertible investment grade securities condition of General Instruction I.B.2, in each case of Form S-3 or Form F-3; or

•   a subsidiary that is not a reporting company and is eligible to use Form S-3 or Form F-3 in reliance solely upon General Instruction I.C.3 of Form S-3 or General Instruction I.A.5(iii) of Form F-3, as the case may be, and satisfaction of the requirements of Rule 3-10 of Regulation S-X; or

•  is a government-sponsored enterprise that makes its information publicly available, which we refer to herein as a “GSE.”

Each underlying security held by the trust is specified under “Description of the Underlying Securities—Composition” in this prospectus supplement. The principal amount of underlying securities of any single underlying issuer will be less than, at the issue date of the certificates, 10% of the aggregate principal amount of all underlying securities held as assets of the trust. [The aggregate principal balance of the certificates will at all times equal the aggregate outstanding principal amount of the underlying securities which then constitute the assets of the trust.] The certificates will not constitute an obligation of the depositor, the trustee or any other entity.

Initial Aggregate Principal Balance of Certificates...................................	$[ ].

Issue Date of Certificates...............................	[ ], 200[].

Final Scheduled Distribution Date of Certificates........................................................	[ ].

Depositor.........................................................	Structured Products Corp.

Trustee.............................................................	[U.S. Bank Trust National Association], as trustee for the certificateholders.

[Alternative 1: Certificates Agent...................

Salomon Smith Barney Inc., which will act as the certificates agent for the depositor in soliciting offers to purchase certificates and as the debt agent for each underlying issuer in soliciting offers to purchase underlying securities].

Underlying Securities.......................................

The underlying securities will initially have an aggregate principal amount of $[ ]. Each of the underlying securities, other than GSEs, will have been previously registered for sale by the related underlying issuer under the Securities Act. The stated maturity date of the underlying securities will be [ ], although [substantially all of the/all of the] underlying securities will be redeemable in whole prior to their stated maturity at the option of the related underlying issuer at the redemption price applicable to those underlying securities.] The underlying securities will require each related underlying issuer to make interest payments on [ ] and [ ] of each year, beginning [ ], subject to the business day conventions for those underlying securities, and will initially have a weighted average interest rate of [ ]% per year. At the issue date of the Certificates, subordinated underlying securities will equal [___]% of the aggregate principal amount of underlying securities held as assets of the trust.

As of the issue date of the certificates, the following information will apply to the overall composition of the underlying securities that the individual related underlying issuers have agreed to sell to the depositor (each of the following is an “underlying security” and each issuer is an “underlying issuer”):

Issuer	CUSIP	Rank	Coupon	Principal Amount	% of Aggregate Principal Amount	Maturity Date	Make Whole Option/ Redemption Price	Non-US Company/ Withholding Redemption Option	Moody's Rating	S&P Rating	Fitch Rating

As of the issue date of the certificates, the following information will apply to the overall composition of the underlying securities:

Number of underlying issuers:...........................  [   ]
Aggregate of principal amount:.........................$[   ]
Average principal amount:.................................$[   ]
Largest principal amount:...................................$[   ]
Weighted average interest rate:..........................[   ]% per year

Notwithstanding the foregoing, in the event that the sale of underlying securities representing, in the aggregate, less than 10% of the aggregate principal amount of all underlying securities is not consummated as a result of the failure by the particular underlying issuer or underlying issuers to satisfy all of the conditions of its or their sale, the depositor will reduce the aggregate principal balance of the certificates offered by this prospectus supplement and the prospectus in an amount corresponding to the aggregate principal amount of the underlying securities not sold to the depositor, provided that the ratings of the certificates are not lower than the ratings that would have applied to the certificates had each such sale been consummated, and allocations of certificates to investors will be reduced on a pro rata basis. After giving effect to the reduction in aggregate principal balance of certificates offered by this prospectus supplement and the prospectus as a result of any such failure, the aggregate principal amount of the underlying securities of any underlying issuer will be less than, at the issue date of the certificates, 10% of the aggregate principal amount of all underlying securities. In the event that such ratings are lower or underlying issuers of underlying securities representing, in the aggregate, 10% or more of the aggregate principal amount of all underlying securities fail to satisfy all of the conditions of the sale of their underlying securities to the depositor, the offering of certificates contemplated hereby shall terminate and any funds then held by SSB for investors will be promptly returned to such investors in full (without interest).

Removal of Underlying Securities...........................................................

If (i) the rating of the underlying securities of any single underlying issuer is downgraded below “BBB-” by Standard & Poor’s Ratings Services, or “Baa3” by Moody’s Investors Service, Inc., or is withdrawn by either S&P or Moody’s, each of which we refer to herein as a “downgrade event,” (ii) an underlying issuer of underlying securities representing 10% or more of the aggregate principal amount of all underlying securities held as assets of the trust is, at any time, not filing periodic reports under the Exchange Act, in the case of a reporting company, or is not making its information publicly available, in the case of a GSE, and, in any such case, the obligations of that related underlying issuer are not fully and unconditionally guaranteed by an eligible underlying issuer (and all requirements of Rule 3-10 of Regulation S-X are satisfied), a “non-filing event,” or (iii) an event of default has occurred with respect to any underlying securities, a “default event,” then the trustee, within two business days following its receipt of written notice from the applicable underlying security indenture trustee or fiscal agent or its actual knowledge of a payment default, in the case of a downgrade event, default event, or a non-filing event, will notify certificateholders of such event and, within twelve business days following its receipt of such written notice or its actual knowledge of a payment default, will remove the related underlying securities from the assets of that trust and, subject to the following sentence, will distribute them to the certificateholders of that trust on a pro rata basis.

If, however, an individual certificateholder elects, within three business days of its receipt of notice, to sell its pro rata share of those underlying securities, the trustee will cause those underlying securities to be sold and will distribute the net proceeds received from each of those sales to the applicable certificateholders. If the trustee cannot distribute underlying securities that are to be distributed to certificateholders because of the failure to satisfy the minimum authorized denomination requirements of those underlying securities, it will cause those underlying securities to be sold on behalf of the related certificateholders and will promptly distribute the gross proceeds to the related certificateholders. Any sale of underlying securities upon the occurrence of a removal event will be made in accordance with the procedures under “Description of Deposited Assets and Credit Support–Sale Procedures” in the prospectus.

Upon the occurrence of any removal event, each holder’s certificate’s aggregate principal balance will be reduced in an amount equal to its pro rata share of the principal amount of the underlying securities that are being removed from the assets of the trust upon the occurrence of a downgrade event, a non-filing event or a default event, each of which we refer to herein as a “removal event.” In the event that underlying securities are distributed to certificateholders upon the occurrence of a removal event, those certificateholders will be the registered holders of underlying securities distributed in definitive form and beneficial owners of underlying securities distributed in book-entry form. The rights related to beneficial owners of underlying securities, which in the case of all underlying issuers other than GSEs, will be determined by reference to the book-entry system of DTC and, in the case of GSEs, will be determined by reference to the book-entry system of the U.S. Federal Reserve Bank, will be specified in the prospectus or other offering document for those underlying securities.

Scheduled Interest Distributions......................................

On each business day on which the trustee receives scheduled payments of interest on the underlying securities, which we refer to herein collectively as “interest distribution dates,” each certificateholder will be entitled to receive, to the extent received by the trustee, a pro rata share of those interest payments. Interest will be payable semiannually in arrears on the underlying securities on [ ] and [ ] of each year, beginning [ ], subject to the business day conventions of those underlying securities. The certificates will initially have a distribution rate of [ ]% per year, except as otherwise contemplated herein.

Scheduled Principal Distributions................................

Upon the stated maturity of the underlying securities on [ ], which we refer to herein as the “final scheduled distribution date,” unless redeemed at the option of the related underlying issuer prior to that date in accordance with their terms or removed from the assets of the trust upon the occurrence of a removal event, each certificateholder will be entitled to receive a pro rata share, to the extent received by the trustee, of any payment of principal and any premium and interest with respect to those underlying securities.

Each certificateholder’s aggregate principal balance will be reduced in an amount equal to its pro rata share of the principal amount of the underlying securities paid at their maturity on the final scheduled distribution date, exclusive of any premium.

Special Distributions..........................................

If the trustee receives a payment with respect to any underlying securities (i) after the date on which that payment was due or (ii) as a result of the optional redemption of those underlying securities in whole or in part by the related underlying issuer prior to their stated maturity on [], the trustee will make a special pro rata distribution of that payment to the certificateholders on the business day following receipt of such payment, which we refer to herein as a "special distribution date." If the applicable payment relates to overdue principal, in the case of clause (i), or in any circumstance specified in clause (ii), each certificateholder's aggregate principal balance will be reduced in an amount equal to its pro rata share of the principal amount of the underlying securities paid after the final scheduled distribution date or upon redemption (exclusive of any premium), as the case may be.

Record Dates...................................................

Distributions on the certificates on an interest distribution date other than the final scheduled distribution date will be made to holders as of the "record date" for that interest distribution date, which will be the business day immediately preceding that interest distribution date, while distributions on the certificates on a special distribution date resulting from the failure of the related underlying issuer of any underlying securities to make a required payment on their due date will be made to holders as of the "record date" for that special distribution date, which will be the calendar day (whether or not a business day) immediately preceding that special distribution date. Distributions on the certificates on the final scheduled distribution date, on a special distribution date resulting from the optional redemption of underlying securities or upon a removal event will be made against presentation and surrender of those certificates.

Trust Expenses.............................................

Pursuant to the trust agreement, as compensation for the performance of its duties under such agreement, the trustee will be entitled to payment of fees and reimbursement of expenses by the depositor pursuant to a separate agreement with the depositor, but will not have any claim against the trust with respect thereto.

Form and Denomination...............................

The certificates will be represented by global certificates deposited with the trustee as custodian for The Depository Trust Company, or "DTC," and registered in the name of Cede & Co. The certificates will be issued and delivered in book-entry only form through the facilities of DTC for the accounts of its participants, [including Euroclear Bank S.A./N.V., as operator of the Euroclear System, or "Euroclear," and Clearstream Banking, societe anonyme, or "Clearstream Luxembourg."]

The certificates will be denominated in, and distributions on the certificates will be payable in, U.S. dollars. The certificates will be issued in denominations of $[1,000].

Listing.............................................................................	Application has been made to list the certificates on the [New York] Stock Exchange. No assurance can be given that such listing will be granted.

Absence of Market for the Certificates......................................

The certificates will be a new issue of securities for which currently there is no market. Although application has been made to list the certificates on the[New York] Stock Exchange, there can be no assurance that this listing will be granted. In addition, there can be no assurance that any trading market for the certificates will develop or be liquid or maintained. Although the [placement agent[s]] [underwriter[s]] have indicated that they intend to make a market in the certificates in a manner permitted under applicable securities laws, the [placement agent[s]] [underwriter[s]] are not obligated to do so, and any such market-making activity may be discontinued at any time without notice to certificateholders.

Material U.S. Federal Income Tax Considerations...........................................

In the opinion of Orrick, Herrington & Sutcliffe LLP, tax counsel to the trust, the trust will be either a grantor trust or a partnership for federal income tax purposes, but in any event will not be an association taxable as, or a publicly traded partnership treated as, a corporation.

ERISA Considerations.........................................

An "employee benefit plan" subject to the Employee Retirement Income Security Act of 1974, as amended, or a "plan" subject to Section 4975 of the Internal Revenue Code of 1986, as amended, contemplating the purchase of certificates should consult with its counsel before making such a purchase. The fiduciary of such an employee benefit plan or plan and such legal advisors should consider whether the certificates will satisfy all of the requirements of the "publicly-offered securities" exception described herein or the possible application of other "prohibited transaction exemptions" described herein. See "Certain ERISA Considerations" in this prospectus supplement.

Ratings...............................................................

Upon issuance, the certificates are expected to be rated "[ ]" by Moody's and "[ ]" by S&P. A rating of the certificates is not a recommendation to purchase, hold or sell them. In addition, there can be no assurance that a rating of the certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant.

Risk Factors.......................................................	See "Risk Factors" in this prospectus supplement and the prospectus for a discussion of the factors you should carefully consider prior to making a decision to invest in the certificates.

RISK FACTORS

      Your Certificates will represent an interest in the assets of the trust only and will not represent an obligation of the depositor, the trustee or any other entity. The performance of the underlying securities will affect the value of your investment in the Certificates and you will not receive full distributions on the Certificates if any of the related underlying issuers fails to make any required payment on the underlying securities. Your Certificates will represent an undivided beneficial interest in the assets of the trust only and will not represent an obligation of the depositor, the trustee or any other entity. The trust will not have any assets other than the underlying securities of the related underlying issuers and no other assets will be available to make payments or distributions with respect to your Certificates. Furthermore, the payments made by the related underlying issuers on the underlying securities will be the only source of payment for your Certificates. These underlying issuers are subject to laws permitting bankruptcy, moratorium, reorganization and other actions that may delay, limit or eliminate the obligations under their underlying securities. Financial difficulties experienced by an underlying issuer, whether resulting from adverse business conditions, such as economic factors and increased market competition, or otherwise, could also cause delays in payment, partial payment or nonpayment of its underlying securities. These laws or financial difficulties could have a similar adverse impact on distributions with respect to your Certificates and on the value of your Certificates. If any underlying issuer fails to make a required payment on its underlying securities, no entity will be obligated to make the related payment or distribution with respect to your Certificates and, therefore, you will not receive full distributions on your Certificates.

      An investment in the Certificates will subject you to the risks of an investment in fixed rate, investment grade corporate obligations. An investment in the Certificates should be made with an understanding of the risks that an investment in securities representing beneficial interests in fixed rate, investment grade corporate obligations may entail, including the risk that the market value of the Certificates will decline with increases in interest rates. Although in recent years interest rates have been relatively stable, the high inflation of prior years, together with the fiscal measures adopted in response to such inflation, have resulted in wide fluctuations in interest rates and thus in the value of fixed rate obligations generally. Generally, bonds with longer maturities will fluctuate in value more than bonds with shorter maturities. A slowdown in the economy, such as the one currently being experienced in the United States and in other parts of the world, or a development adversely affecting an underlying issuer’s creditworthiness, may result in such underlying issuer being unable to generate earnings or sell assets at the rate and at the prices, respectively, that are required to produce sufficient cash flow to meet its obligations and, accordingly, such underlying issuer may not be able to meet its obligations to pay principal and interest in respect of its underlying securities, thereby adversely impacting distributions with respect to your Certificates and the value of your Certificates. You are urged to review carefully any risk factors included or incorporated by reference in the prospectuses or other offering documents of the related underlying issuers of the underlying securities.

      The underlying securities will not contain significant restrictive covenants on the related underlying issuers. Since the assets of the trust will be investment grade securities, the underlying securities will not contain significant restrictive covenants on their underlying issuers. As a result, the certificateholders generally will not have any right to prevent a highly leveraged or similar transaction involving the related underlying issuers or to otherwise prohibit the conduct of the businesses of the related underlying issuers in a manner that is adverse to certificateholders.

      Each underlying security will be an unsecured obligation of the related underlying issuer and will effectively rank junior to the particular underlying issuer’s secured obligations and to all of the obligations and preferred stock of that underlying issuer’s subsidiaries, and underlying securities that are subordinated obligations of the related underlying issuers will rank junior to the senior indebtedness of the particular underlying issuer. Each of the underlying securities will be an unsecured obligation of the related underlying issuer. Underlying securities that are senior unsecured obligations of the related underlying issuers will rank equally with all other senior unsecured indebtedness of the particular underlying issuer, while underlying securities that are subordinated obligations of the related underlying issuers will be junior to the senior indebtedness of the particular underlying issuer. At the issue date of the Certificates, subordinated underlying securities will equal [_____]% of the aggregate principal amount of underlying securities held as assets of the trust. In a liquidation or bankruptcy proceeding of the related underlying issuer of any underlying securities, the trust will receive payments, if any, only after all of that related underlying issuer’s secured obligations (to the extent of the collateral securing those obligations) have been paid and, in the case of any underlying securities that are subordinated obligations of the related underlying issuers, only after the particular underlying issuer’s senior indebtedness has been paid. Furthermore, payments in respect of underlying securities that are subordinated obligations of the related underlying issuers generally may not be made if a default exists in respect of the senior indebtedness of the particular underlying issuer or, upon acceleration of such underlying securities, any senior indebtedness has not been repaid in full. Underlying securities that are subordinated obligations of the related underlying issuers generally only provide for acceleration rights upon the liquidation or bankruptcy of the particular underlying issuer and, in the case of GSEs, there are generally no acceleration rights at all. In a liquidation or bankruptcy proceeding of a related underlying issuer’s subsidiary, the trust will receive payments, if any, only after all of that subsidiary’s obligations, whether secured or unsecured, and preferred stock have been paid. This is especially significant in the case of underlying issuers of underlying securities that are holding companies or companies with significant assets or operations at the subsidiary level. [With respect to underlying securities that are issued by a U.S. bank holding company, a substantial portion of its operations is conducted by its subsidiaries. Therefore, the ability of the related underlying issuer to make periodic payments on its underlying securities is dependent upon receiving sufficient cash dividends or borrowings from its subsidiaries. These transactions may be subject to regulatory approval and may not be permitted or sufficient to enable the related underlying issuer to make periodic payments on its underlying securities.]

      A removal event will result in either the distribution of underlying securities to certificateholders or, upon election by each individual certificateholder, the sale of underlying securities and the distribution of the net proceeds from that sale to the electing certificateholders, on a pro rata basis. A distribution or sale in these circumstances may result in a loss on your investment in the Certificates. If (i) a downgrade event, (ii) a non-filing event, or (iii) a default event has occurred with respect to any underlying securities, then the trustee, within two business days following its receipt of written notice from the applicable underlying security indenture trustee or fiscal agent or its actual knowledge of a payment default, in the case of a default event, a downgrade event or a non-filing event, will notify certificateholders of such event and, within twelve business days following its receipt of such written notice or its actual knowledge of a payment default, will remove the related underlying securities from the assets of the trust and, subject to the following sentence, will distribute them to the certificateholders on a pro rata basis. If, however, an individual certificateholder elects within three business days of its receipt of notice to sell its pro rata share of those underlying securities, the trustee will cause those underlying securities to be sold and will distribute the net proceeds received from each of those sales to the applicable certificateholders. If the trustee cannot distribute underlying securities that are to be distributed to certificateholders because of the failure to satisfy the minimum authorized denomination requirements of those underlying securities, it will cause those underlying securities to be sold on behalf of the related certificateholders and will promptly distribute the gross proceeds to the related certificateholders. Each certificateholder’s aggregate principal balance will be reduced in an amount equal to its pro rata share of the principal amount of the underlying securities that are being removed from the assets of the trust upon the occurrence of a removal event. The value of the underlying securities so distributed or the sale proceeds so received may be less than the corresponding pro rata reduction in each certificateholder’s aggregate principal balance, especially in light of the circumstances causing that distribution or sale, which may result in a loss on your investment in the Certificates. The liquidity of the underlying securities so distributed may also be limited. In addition, any sale of underlying securities upon the occurrence of a removal event would adversely affect a certificateholder if prevailing interest rates have declined and reinvestment of the sale proceeds at or above the then applicable weighted average distribution rate on the Certificates is not possible.

      A sale of your pro rata share of underlying securities following a removal event may have adverse tax consequences. If you or the trustee acting on your behalf sells your pro rata share of any underlying securities that are removed from the assets of the trust following the occurrence of a removal event, a taxable event for U.S. federal income tax purposes generally will result and any gain or loss on that sale generally will be recognized. Please see “Certain Federal Income Tax Considerations” for a discussion of the tax consequences of that sale, as well as the tax consequences of an investment in the Certificates.

      A ratings downgrade or withdrawal is likely to reduce the market value of the Certificates. Upon issuance, the Certificates are expected to be rated “[ ]” by Moody’s and “[ ]” by S&P. A rating of the Certificates is not a recommendation to purchase, sell or hold a security inasmuch as such ratings do not comment on the market price of the Certificates or their suitability for a particular investor. In addition, there can be no assurance that a rating of the Certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the ratings of the underlying securities) so warrant. A downgrade or withdrawal of a rating by a rating agency is likely to have an adverse effect on the market value of the Certificates, which effect could be material.

      The trust will not actively manage the underlying securities to avoid adverse events. The trust will not dispose of any underlying securities, regardless of adverse events, financial or otherwise, that may affect the value of the underlying securities of any related underlying issuer, except through the trustee as required upon the occurrence of a removal event. For information that may adversely affect the value of the underlying securities of any related underlying issuer, you are urged to review the prospectus or other offering document (including the information incorporated by reference therein) that the [placement agent[s]] [underwriter[s]] have agreed with each such underlying issuer to deliver directly to purchasers of Certificates. See also “Your Certificates will represent an interest in the assets of the trust only and will not represent an obligation of the depositor, the trustee or any other entity. The performance of the underlying securities will affect the value of your investment in the Certificates and you will not receive full distributions on the Certificates if any of the related underlying issuers fails to make any required payment on the underlying securities” above.

      You have limited voting rights. The trust agreement governing the terms of your Certificates may be amended by the depositor and the trustee without your consent upon compliance with the conditions specified in the trust agreement. In addition, the trust agreement may be amended in a way that materially and adversely affects your Certificates if holders of 66-2/3% of the aggregate principal balance of the outstanding Certificates consent to such amendment. See “Description of the Trust Agreement – Amendment” in this prospectus supplement. Similarly, the holders of 66-2/3% of the aggregate principal balance of the outstanding Certificates may direct the trustee to take certain actions with respect to the underlying securities without your consent. However, certificateholders may not vote to declare or waive an event of default with respect to any underlying securities. See “Description of the Trust Agreement–Voting of Underlying Securities” in this prospectus supplement.

      Underlying securities of non-U.S. underlying issuers involve special risks not present in U.S. investments. Underlying securities of non-U.S. underlying issuers involve special risks not present in U.S. investments. These risks include future political (including diplomatic), social and economic developments and instability, detrimental governmental actions or restrictions (including expropriation of assets, burdensome or confiscatory taxation, nationalization of companies or industries, protectionist or retaliatory trade measures and the establishment of capital or exchange controls) and the lack of sufficient legal remedies in the related non-U.S. jurisdiction. These risks could impact a non-U.S. underlying issuer’s payment on its underlying securities, which would have a corresponding adverse impact on distributions with respect to your Certificates and on the value of your Certificates. In addition, non-U.S. underlying issuers are not necessarily subject to uniform accounting, auditing and financial reporting standards, practices and requirements applicable to U.S. underlying issuers. You may not be able to effect service of process upon non-U.S. companies in the United States or to enforce judgments predicated upon U.S. federal or state securities laws. As indicated under “Description of the Underlying Securities–Composition” in this prospectus supplement, certain of the underlying issuers of underlying securities are not domiciled in the United States. Accordingly, all or substantially all of the directors and executive officers of those underlying issuers, as well as certain of their experts, reside outside the United States. Furthermore, all or substantially all of the assets of those underlying issuers and those non-resident persons are located outside the United States. As a result, service of process upon those underlying issuers and non-resident persons may be difficult or impossible and judgments obtained against them in U.S. courts predicated upon the civil liability provisions of U.S. federal or state securities laws may not be enforceable in the courts of the non-U.S. jurisdiction.

      You may face foreign exchange risks by investing in the Certificates. The Certificates will be denominated in, and distributions on the Certificates will be payable in, U.S. dollars. If you measure your investment returns by reference to a currency other than U.S. dollars, an investment in the Certificates may entail currency exchange-related risks due to, among other factors, possible significant changes in the value of the U.S. dollar to the currency by reference to which you measure the return on your investment because of economic, political or other factors over which neither the trust nor any underlying issuer of underlying securities has any control. Depreciation of the U.S. dollar against the currency by reference to which you measure the return on your investments would cause a decrease in the effective yield of the Certificates and could result in a loss to you when the return on the Certificates is translated into the currency by reference to which you measure the return on your investment. There may be tax consequences for you as a result of any currency exchange gains resulting from an investment in the Certificates. GSEs are not required to make their information publicly available.

      GSEs are not subject to the periodic informational reporting requirements of the Exchange Act. Currently, each underlying issuer of underlying securities that is a GSE publishes periodic information statements publicly. However, GSEs are not required to publish such statements and may discontinue doing so, in their sole discretion, at any time. Furthermore, there are no required disclosure standards for such statements. If the underlying securities of a GSE represent 10% or more of the aggregate principal amount of the assets of the trust at a time when such GSE is not making its information publicly available, then those underlying securities will be subject to a non-filing event and, upon automatic removal from the assets of the trust, will be distributed to investors who do not make an election for their sale. If the percentage is less than 10% at that time, those underlying securities will remain as assets of the trust without the requirement for such GSE to provide any periodic information to investors for portfolio surveillance.

      There is no existing public market for the Certificates. There is no existing public market for the Certificates and there can be no assurance as to (i) the development, liquidity or maintenance of any trading market for the Certificates, (ii) the ability of the holders to sell the Certificates at the desired time or at all, or (iii) the price, if any, at which certificateholders will be able to sell their Certificates.

      In addition, application has been made to list the Certificates on the [New York] Stock Exchange. No assurance can be given that any such listing will be granted.

      Future trading prices of the Certificates will depend on many factors, including, among others, prevailing interest rates, the business prospects, financial condition and results of operations of the related underlying issuers of the underlying securities and the market for similar securities. The [placement agent[s]] [underwriter[s]] have indicated that they intend to make a market in the Certificates. However, they are not obligated to do so, and any such market-making activity may be discontinued at any time without notice to the certificateholders. In addition, such market-making activity will be subject to the limits of applicable securities laws, including the Securities Act.

THE DEPOSITOR

      Structured Products Corp. (the “Depositor”) was incorporated in the State of Delaware on November 23, 1992, as an indirect, wholly-owned, limited-purpose finance subsidiary of Salomon Smith Barney Holdings Inc. The Depositor will not engage in any business or other activities other than issuing and selling securities from time to time and acquiring, owning, holding, pledging and transferring assets in connection therewith or with the creation of a Trust and in activities related or incidental thereto. The Depositor does not have, nor is it expected to have, any significant unencumbered assets. The Depositor’s principal executive offices are located at 390 Greenwich Street, New York, New York 10013 (telephone (212) 723-6029).

FORMATION OF THE TRUST

      The Depositor will establish a Trust, to be designated as [TIERS® Fixed Rate] Certificates Trust Series [ ] (the “Trust”). The Trust will be a New York common law trust formed on the Issue Date pursuant to a trust agreement dated [ ], 200[] between the Depositor and [U.S. Bank Trust National Association] (the “Trustee”), (the “Trust Agreement”) as supplemented by the [TIERS®] Supplement Series [ ], dated [ ], 200[]. The “Issue Date” means the date of initial delivery of the Certificates. On the Issue Date, the Depositor will deposit the Underlying Securities in the Trust. The Trustee, on behalf of the Trust, will accept the deposit of the Underlying Securities and will deliver the Certificates in accordance with the instructions of the Depositor. The Trustee will make payments or distributions with respect to the Certificates only out of the proceeds of the Underlying Securities available therefor. If any Underlying Issuer fails to make any required payment on its Underlying Securities, no entity will have any obligation to make the related payment or distribution with respect to the Certificates.

USE OF PROCEEDS

      The net proceeds from the sale of the Certificates are expected to be $[]. All of such net proceeds will be used to purchase the Underlying Securities of the underlying issuers referred to in this prospectus supplement.

DESCRIPTION OF THE UNDERLYING SECURITIES

General

      This prospectus supplement sets forth limited information with respect to the Underlying Securities since it relates only to the Certificates offered hereby. Relevant information is included or incorporated by reference in the prospectuses or other offering documents of the related issuers relating to the offering and sale of their Underlying Securities (the “Underlying Issuers”).

      The [placement agent[s]] [underwriter[s]] have agreed to deliver the prospectuses and other offering documents relating to Underlying Securities bought in the primary market directly to purchasers upon the Depositor’s acceptance of their offers to purchase Certificates, although the information included or incorporated by reference therein is not a part of this prospectus supplement or the prospectus in any respect.

      The Trust will not have any assets other than the Underlying Securities from which to make distributions on the Certificates. Consequently, the ability of certificateholders to receive distributions with respect to the Certificates will depend entirely on the Trust’s receipt of payments on the Underlying Securities from the Underlying Issuers. Prospective purchasers of the Certificates should consider carefully the business prospects, financial condition and results of operations of the Underlying Issuers, and their respective abilities to make payments with respect to their Underlying Securities.

Composition

      The principal amount of Underlying Securities of any single Underlying Issuer will not exceed, at the issue date of the Certificates, 10% of the aggregate principal amount of all Underlying Securities held as assets of the Trust. As of the issue date of the Certificates, the following information will apply to the Underlying Securities that the individual related Underlying Issuers have agreed to sell to the Depositor:

Issuer	CUSIP	Rank	Coupon	Principal Amount	% of Aggregate Principal Amount	Maturity Date	Make Whole Option/ Redemption Price	Non-US Company/ Withholding Redemption Option	Moody's Rating	S&P Rating	Fitch Rating

      As of the issue date of the Certificates, the following information will apply to the overall composition of the Underlying Securities that the individual related Underlying Issuers have agreed to sell to the Depositor:

Number of underlying issuers:...........................[   ]
Aggregate of principal amount:.........................$[   ]
Average principal amount:.................................$[   ]
Largest principal amount:...................................$[   ]
Weighted average interest rate:..........................[   ]% per year

      Notwithstanding the foregoing, in the event that the sale of Underlying Securities representing, in the aggregate, less than 10% of the aggregate principal amount of all Underlying Securities is not consummated as a result of the failure by the particular Underlying Issuer or Underlying Issuers to satisfy all of the conditions of its or their sale, the Depositor will reduce the aggregate principal balance of the Certificates offered by this prospectus supplement and the prospectus in an amount corresponding to the aggregate principal amount of the Underlying Securities not sold to the Depositor, provided that the ratings of the Certificates are not lower than the ratings that would have applied to the Certificates had each such sale been consummated, and allocations of Certificates to investors will be reduced on a pro rata basis. After giving effect to the reduction in aggregate principal balance of Certificates offered by this prospectus supplement and the prospectus as a result of any such failure, the aggregate principal amount of the Underlying Securities of any Underlying Issuer will be less than, at the issue date of the

Certificates, 10% of the aggregate principal amount of all Underlying Securities. In the event that such ratings are lower or Underlying Issuers of underlying securities representing, in the aggregate, 10% or more of the aggregate principal amount of all Underlying Securities fail to satisfy all of the conditions of the sale of their underlying securities to the Depositor, the offering of Certificates contemplated hereby shall terminate and any funds then held by SSB for investors will be promptly returned to such investors in full (without interest).

Terms

      Interest on each of the Underlying Securities will accrue at a fixed rate per annum (calculated on the basis of a 360-day year of twelve 30-day months) and will be payable semiannually in arrears on each [ ], and [ ] of each year, beginning [ ], subject to the business day conventions for those Underlying Securities. See “Description of the Certificates–Collections and Distributions” in this prospectus supplement. Each of the Underlying Securities will mature on [ ]. However, [substantially all the Underlying Issuers/all the Underlying Issuers] will have the right to redeem the related Underlying Securities [in whole/in part at any time] prior to their stated maturity at the redemption price applicable to those Underlying Securities.] [Except for limited circumstances in which Underlying Securities of non-U.S. companies may be redeemed in whole at par upon the occurrence of certain tax withholding events, all redemption prices for Underlying Securities that are subject to redemption prior to maturity at the option of the Underlying Issuers will include a customary make-whole premium.

      Each of the Underlying Securities will be an unsecured obligation of the related Underlying Issuer. As indicated above, substantially all of the Underlying Securities will be senior obligations of the related Underlying Issuers and will rank equally with all other senior unsecured indebtedness of the particular Underlying Issuer. Underlying Securities that are subordinated obligations of the related Underlying Issuers will rank junior to the senior indebtedness of the particular Underlying Issuer and will equal, at the issue date of the Certificates, [_____]% of the aggregate principal amount of all Underlying Securities held as assets of the Trust. Each of the Underlying Securities will effectively rank junior to the secured obligations of the particular Underlying Issuer (to the extent of the collateral securing those obligations) and to all obligations and preferred stock of that Underlying Issuer’s subsidiaries. Payments in respect of Underlying Securities that are subordinated obligations of the related Underlying Issuers generally may not be accelerated if a default exists in respect of the senior indebtedness of the particular Underlying Issuer. See “Risk Factors—Each Underlying Security will be an unsecured obligation of the related Underlying Issuer and will effectively rank junior to the particular Underlying Issuer’s secured obligations and to all of the obligations and preferred stock of that Underlying Issuer’s subsidiaries, and Underlying Securities that are subordinated obligations of the related Underlying Issuers will rank junior to the senior indebtedness of the particular Underlying Issuer” in this prospectus supplement.

      The Underlying Securities do not contain significant restrictive covenants on their Underlying Issuers. As a result, holders of the Underlying Securities and therefore certificateholders generally will not have any right to prevent a highly leveraged or similar transaction involving the related Underlying Issuers or to otherwise prohibit the conduct of the businesses of the related Underlying Issuers in a manner that is adverse to the interests of holders of their Underlying Securities and therefore certificateholders.

Available Information

      Each related Underlying Issuer (or guarantor of such Underlying Issuer) that is a reporting company is subject to the periodic informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, accordingly, files annual, interim and current reports and other information with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. GSEs are not subject to the periodic informational reporting requirements of the Exchange Act but generally publish periodic information statements publicly, although they are not required to do so and may discontinue doing so at any time. You are urged to read all reports, statements and other information filed or otherwise made available by such related Underlying Issuers. Reports, statements and other information filed with the SEC will be available (i) over the Internet at the SEC website at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC, and (ii) at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of these documents, upon payment of a copying fee, by writing to the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference facilities.

DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will be issued pursuant to the Trust Agreement. See “Description of the Trust Agreement” in this prospectus supplement. The Certificates will represent in the aggregate all of the beneficial ownership interests in the assets of the Trust, which will consist of (i) the Underlying Securities and (ii) all payments on or collections with respect to the Underlying Securities. See “–Removal of Underlying Securities” and “–Optional Redemption of Underlying Securities” in this prospectus supplement for a discussion of the circumstances under which Underlying Securities may be removed from the assets of the Trust or be redeemed at the option of the related Underlying Issuers, respectively. The assets of the Trust will be held by or on behalf of the Trustee for the benefit of the certificateholders.

      The Certificates will not represent an obligation of the Depositor, the Trustee or any other entity.

      The Certificates will be denominated in, and distributions on the Certificates will be payable in, U.S. dollars. The Certificates will be issued in denominations of [$1,000].

Collections and Distributions

      On each interest distribution date, which is expected to be [ ] and [ ] of each year, beginning [ ], subject to the business day conventions for the Underlying Securities, each certificateholder will be entitled to receive, to the extent received by the Trustee, a pro rata share of interest payments on the Underlying Securities from the related Underlying Issuers. If a date on which the Trustee receives funds with respect to the Underlying Securities is not a Business Day, distributions on the Certificates will be made on the next succeeding Business Day without any additional payment. In the context of the Certificates, the term “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are obligated or authorized by law, executive order or regulation to be closed in The City of New York.

      The Certificates will initially have a distribution rate of [ ]% per year. Each of the Underlying Securities will mature on [ ], and, correspondingly, the payment of 100% of the aggregate principal balances of the outstanding Certificates is scheduled to occur on [ ], subject to the rights of [substantially all/all] of the Underlying Issuers to redeem their Underlying Securities [in whole/in part at any time] prior to their stated maturity at the redemption price applicable to those Underlying Securities. Upon (i) the stated maturity or earlier redemption of any Underlying Securities or (ii) the occurrence of a Removal Event (as defined herein) resulting in the sale of any Underlying Securities, each applicable certificateholder will be entitled to receive a pro rata share, to the extent received by the Trustee, of any payment of principal and any premium and interest with respect to those Underlying Securities, in the case of clause (i), or any proceeds received upon the sale of those Underlying Securities, in the case of clause (ii). Upon the occurrence of a Removal Event resulting in the distribution of any Underlying Securities to one or more certificateholders, each applicable certificateholder will be entitled to receive a pro rata share of those Underlying Securities.

      If the Trustee receives a payment on any Underlying Securities (i) after the date on which that payment was due or (ii) as a result of the optional redemption of those Underlying Securities by the related Underlying Issuer prior to their stated maturity on [ ], then the Trustee will make a special pro rata distribution of that payment on the Business Day following receipt of that payment. No additional amounts will accrue on the Certificates or be owed to certificateholders as a result of any delay in payment referred to in clause (i) above; provided, however, that any additional interest owed and paid by the related Underlying Issuer of those Underlying Securities to the Trustee as a result of a delay shall be distributed to the certificateholders on a pro rata basis. See “–Optional Redemption of Underlying Securities” in this prospectus supplement.

Removal of Underlying Securities

      If the rating of the Underlying Securities of any single Underlying Issuer is downgraded below “BBB-” by Standard & Poor’s Ratings Services, or “S&P,” or “Baa3” by Moody’s Investors Service, Inc., or “Moody’s,” or is

withdrawn by either S&P or Moody’s, each of which we refer to herein as a “Downgrade Event,” (i) an Underlying Issuer of Underlying Securities representing 10% or more of the aggregate principal amount of all Underlying Securities held as assets of the Trust is, at any time, not filing periodic reports under the Exchange Act, in the case of a reporting company, or is not making its information publicly available, in the case of a GSE, and, in any such case, the obligations of that related Underlying Issuer are not fully and unconditionally guaranteed by an Eligible Underlying Issuer (and all requirements of Rule 3-10 of Regulation S-X are satisfied), a “Non-Filing Event,” or (ii) an event of default has occurred with respect to any Underlying Securities, a “Default Event,” then the Trustee, within two business days following its receipt of written notice from the applicable Underlying Security indenture Trustee or fiscal agent or its actual knowledge of a payment default, in the case of a Downgrade Event, Default Event, or Non-Filing Event, will notify certificateholders of such event and, within twelve business days following its receipt of such written notice or its actual knowledge of a payment default, will remove the related Underlying Securities from the assets of that Trust and, subject to the following sentence, will distribute them to the certificateholders of that Trust on a pro rata basis.

      If, however, an individual certificateholder elects, within three business days of its receipt of notice, to sell its pro rata share of those Underlying Securities, the Trustee will cause those Underlying Securities to be sold and will distribute the net proceeds received from each of those sales to the applicable certificateholders. If the Trustee cannot distribute Underlying Securities that are to be distributed to certificateholders because of the failure to satisfy the minimum authorized denomination requirements of those Underlying Securities, it will cause those Underlying Securities to be sold on behalf of the related certificateholders and will promptly distribute the gross proceeds to the related certificateholders. Any sale of Underlying Securities upon the occurrence of a Removal Event will be made in accordance with the procedures described under “Description of Deposited Assets and Credit Support–Sale Procedures” in the prospectus.

      With respect to the Certificates of any Trust, upon the occurrence of any Removal Event, each holder’s Certificate’s aggregate principal balance will be reduced in an amount equal to its pro rata share of the principal amount of the Underlying Securities that are being removed from the assets of the Trust upon the occurrence of a Downgrade Event, a Non-Filing Event or a Default Event, each of which we refer to herein as a “Removal Event.” In the event that Underlying Securities are distributed to certificateholders upon the occurrence of a Removal Event, those certificateholders will be the registered holders of Underlying Securities distributed in definitive form and beneficial owners of Underlying Securities distributed in book-entry form. The rights related to beneficial owners of Underlying Securities, which in the case of all Underlying Issuers other than GSEs, will be determined by reference to the book-entry system of DTC and, in the case of GSEs, will be determined by reference to the book-entry system of the U.S. Federal Reserve Bank, will be specified in the prospectus or other offering document for those Underlying Securities.

Sale Procedures

      The procedure for selling any Underlying Securities following a Removal Event is set forth under “Description of Deposited Assets and Credit Support-Sales Procedures” in the prospectus.

Optional Redemption of Underlying Securities

      [Substantially all/all] of the Underlying Securities will be subject to redemption in [whole or in part] at the option of the Underlying Issuer prior to their stated maturity on [ ] at the redemption price applicable for those Underlying Securities. [Except for limited circumstances in which the Underlying Securities of non-U.S. reporting companies may be redeemed in whole at par upon the occurrence of certain tax withholding events,] all redemption prices for Underlying Securities that are subject to redemption prior to maturity at the option of the related Underlying Issuers will include a customary make-whole premium. The Trustee will promptly deliver to the certificateholders any notice received by it with respect to the optional redemption of any Underlying Securities.

      Upon any optional redemption of Underlying Securities, the principal and any premium and interest received by the Trustee will be allocated to the certificateholders, pro rata, in accordance with the outstanding principal balances of their Certificates and each certificateholder’s aggregate principal balance will be reduced by an amount equal to its pro rata share of the principal amount of the Underlying Securities paid upon redemption, exclusive of any premium.

Book-Entry Issuance

      The following supplements the discussion in “Global Securities” in the prospectus and should be read in conjunction therewith.

      The Certificates will each initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No purchaser of any Certificate will be entitled to receive a Certificate representing such person’s interest registered in its name, except as set forth under “–Definitive Certificates” in this prospectus supplement.

Definitive Certificates

      The Certificates represented by a global Certificate will be exchangeable for definitive Certificates if (i) DTC notifies the Depositor that it is unwilling or unable to continue as depositary for the global Certificates or the Depositor determines that DTC is unable to continue as depositary, and the Depositor thereupon fails to appoint a successor depositary to DTC within 60 calendar days or (ii) the Depositor, in its sole discretion, at any time determines not to have Certificates represented by global Certificates. Any Certificate that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive Certificates of like tenor in authorized denominations for the same aggregate principal balance and registered in such names as DTC shall direct.

DESCRIPTION OF THE TRUST AGREEMENT

General

      The Certificates will be issued pursuant to the Trust Agreement. The following summary of certain provisions of the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the detailed provisions contained in the Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

The Trustee

      [U.S. Bank Trust National Association, a national banking association], will act as the Trustee for the certificateholders and the Trust pursuant to the Trust Agreement. The Trustee’s offices are located at 100 Wall Street, Suite 1600, New York, New York 10005 and its telephone number is (212) 361-2500.

      The Trust Agreement will provide that the Trustee and any director, officer, employee or agent thereof will be indemnified by the Depositor and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee’s duties under the Trust Agreement, other than any loss, liability or expense that was incurred by reason of willful misconduct, bad faith or negligence in the performance of the Trustee’s duties under the Trust Agreement.

      Pursuant to the Trust Agreement, as compensation for the performance of its duties under such agreement, the Trustee will be entitled to payment of fees and reimbursement of expenses by the Depositor pursuant to a separate agreement with the Depositor, but will not have any claim against the Trust with respect thereto.

Voting Rights of the Certificates

      The voting rights of the Certificates will be allocated among the certificateholders in proportion to the principal balance of their then outstanding Certificates held on any date of determination.

Amendment

      The Trust agreement may be amended by the Depositor and the Trustee, without notice to or consent of the certificateholders, for specified purposes, including:

•	to cure any ambiguity in the Trust Agreement,

•	to correct or supplement any provision in the Trust Agreement which may be inconsistent with any other provision therein,

•	to add to the covenants, restrictions or obligations of the Depositor, Administration Agent, if any, or Trustee for the benefit of the certificateholders,

•	to comply with any requirements imposed by the Internal Revenue Code of 1986, as amended (the "Code"), or

•	to evidence and provide for the acceptance of appointment under the Trust Agreement by a successor Trustee.

      Without limiting the generality of the foregoing, the Trust Agreement may also be amended from time to time by the Depositor and the Trustee, with the consent of the holders of 66-2/3% in aggregate principal balance of the then outstanding Certificates for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of the holders of Certificates; provided, however, that the consent of the holders of all of the outstanding Certificates shall be required in the event any such amendment would:

•	alter the pass-through nature of any payments received with respect to the Underlying Securities or the amount or timing of their distribution to certificateholders,

•	reduce the principal balance of the Certificates except upon payment on the final scheduled distribution date or upon the occurrence of a removal event or the optional redemption of Underlying Securities, or

•	reduce the aforesaid percentages required for the consent to any amendment with the consent of the certificateholders.

      Notwithstanding anything to the contrary contained herein, the Trust Agreement may not be amended if any such amendment would (i) require the Trust to be registered under the Investment Company Act, (ii) cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation or otherwise alter the classification of the Trust for U.S. federal income tax purposes, (iii) result in a sale or exchange of any Certificate for tax purposes, (iv) result in a downgrade or withdrawal by [S&P] or [Moody’s] of its then current rating of the Certificates, (v) change or add any removal events, (vi) substitute Underlying Securities of an Underlying Issuer for Eligible Underlying Securities of another Eligible Underlying Issuer or (vii) modify the provisions of the Trust Agreement in a manner that would permit the Trustee or the certificateholders to declare or waive an event of default in respect of the Underlying Securities held as assets of the Trust.

Meetings of Holders

      The certificateholders may take any action at a separate meeting of Certificates holders convened for that purpose or by written consent. The Trustee will mail to each Certificates holder a notice of any meeting at which certificateholders are entitled to take any action or notice of any matter upon which action by written consent of those certificateholders is to be taken. Each such notice will include a statement setting forth the following information:

•	the date of the meeting or the date by which the action is to be taken;

•	a description of any resolution proposed for adoption at the meeting in which holders are entitled to take any action or of the matter upon which written consent is sought; and

•	instructions for the delivery of proxies or consents.

      Notwithstanding anything to the contrary contained herein, the Trustee may require from the holders of the Certificates prior to taking any action at the direction of the holders of the Certificates, an indemnity from the holders of the Certificates to provide for security or indemnity against the costs, expenses and liabilities the Trustee may incur by reason of any such action.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

Scope of Opinion

      In the opinion of Orrick, Herrington & Sutcliffe LLP, Special Tax Counsel, the Trust will be a grantor trust or a partnership for federal income tax purposes and not an association taxable as a corporation (or publicly traded partnership treated as a corporation).

General

      For tax reporting purposes, the Trustee intends to treat the Trust as a grantor trust and the balance of this discussion assumes that the Trust will be so classified. However, for a discussion of the consequences of recharacterization of the Trust as a partnership for federal income tax purposes, see “Certain Federal Income Tax Consequences-Possible Recharacterization of the Trust as a Partnership” in the Prospectus.

      [ Insert discussion of tax characterization of Underlying Securities as appropriate]

      [For information reporting purposes interest payments will be reported to you (and to the Internal Revenue Service) in the same manner as reported to holders of the Underlying Securities, which currently is on Form 1099, as interest and not original issue discount, and will be included in your income as it is paid (or, if you are an accrual method taxpayer, as it is accrued) as interest (and not as original issue discount). See “Certain Federal Income Tax Considerations” in the prospectus.]

      [Although the Certificates are expected to trade “flat,” that is, without a specific allocation to accrued interest, for federal income tax purposes a portion of the amount realized on sale will be treated as accrued interest and thus will be taxed as ordinary income to the seller (and will not be subject to tax in the hands of the buyer).]

      In the event that, pursuant to a removal event, the Trustee sells any of the Underlying Securities, a certificateholder generally will recognize capital gain or loss equal to the difference between its pro rata share of the amount realized for such asset and its basis in such asset.

     In the event that the Trust is characterized by appropriate tax authorities as a partnership for federal income tax purposes, each certificateholder, by its acceptance of its Certificate, agrees to report its respective share of the items of income, deductions, and credits of the Trust on its respective returns (making such elections as to individual items as may be appropriate) in accordance with Treasury Regulations Section 1.761-2(b) (i.e., in a manner consistent with the exclusion of the Trust from partnership tax accounting).

      [New withholding rules that would be applicable to the Trust have recently been promulgated and are currently proposed to be effective on January 1, 2004. There is no assurance that these regulations ultimately will be enacted, or if enacted, will be adopted substantially in its current form.]

      For additional information, including a discussion of the effects of the Trust being classified as a partnership, see “Certain Federal Income Tax Considerations” in the prospectus.

CERTAIN ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain requirements on (i) an employee benefit plan (as defined in Section 3(3) of ERISA), (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986 (the “Code”), including an individual retirement account (“IRA”) or Keogh plan or (iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (each, a “Plan”).

      ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code (collectively, “Parties in Interest”). Thus, a Plan fiduciary considering an investment in Certificates should consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. The Underlying Issuer, the Underwriters, the Trustee and their respective affiliates may be Parties in Interest with respect to many Plans.

      If an investment in Certificates by a Plan were to result in the assets of the Trust being deemed to constitute “plan assets” of such Plan, certain aspects of such investment, including the operations of the Trust and the deemed extension of credit between the Underlying Issuer and the certificateholder (as a result of the Underlying Notes being deemed to be “plan assets”), as well as subsequent transactions involving the Trust or its assets, might constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code unless exemptive relief were available under an applicable exemption issued by the United States Department of Labor (the “DOL”). Neither ERISA nor the Code defines the term “plan assets.” Under Section 2510.3-101 of the DOL regulations (the “Regulation”), a Plan’s assets may include the assets of an entity if the Plan acquires an “equity interest” in such entity. Thus, if a Plan acquires a Certificate, for certain purposes (including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the Trust, unless an exception applies under the Regulation.

      The Underwriters expect that the Certificates will satisfy the criteria for treatment as publicly-offered securities under the Regulation. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the Underlying Issuer and of one another at the conclusion of the initial offering, and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the Underlying Issuer during which the offering of such securities to the public occurred.

      The Underwriters will verify that there will be at least 100 separate purchasers (whom the Underwriters have no reason to believe are not independent of the Company or of one another) at the conclusion of the initial offering. There is no assurance that the 100 independent investor requirement of the “publicly-offered security” exception will, in fact, be satisfied.

      Nothing herein shall be construed as a representation that an investment in the Certificates would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan. Any Plan or any other entity the assets of which are deemed to be “plan assets,” such as an insurance company investing assets of its general account, proposing to acquire Certificates should consult with its counsel.

PLAN OF DISTRIBUTION

      [Alternative 1: The Depositor, SSB and [] (the “Placement Agent[s]”) have entered into an agency agreement, dated as of [], pursuant to which, on the terms and subject to the conditions contained therein, the Placement Agent[s] have each agreed that they will, on behalf of the Depositor, use their reasonable efforts to solicit offers to purchase the Certificates. The Placement Agent[s] have also agreed that they will, on behalf of the related Underlying Issuers, use their reasonable efforts to solicit offers to purchase their Underlying Securities. As a result, the Placement Agents are each statutory underwriters within the meaning of the Securities Act with respect to initial sales of the Certificates and the Underlying Securities through them as agent.

      The offering period for the Certificates will terminate on []. The Depositor reserves the right to withdraw, cancel or modify the offering of Certificates without notice and may accept or reject offers to purchase the Certificates, in whole or in part, in its sole discretion. Upon the Depositor’s acceptance of any offer to purchase Certificates, investors will be required to deliver the payment price in immediately available funds to SSB on or prior to []. Those funds will be deposited in a segregated bank account by SSB and held by SSB on behalf of the particular investors until the conditions referred to in the succeeding paragraph have been satisfied, in which case funds corresponding to the aggregate principal amount of Underlying Securities actually sold to the Depositor will be promptly transmitted to the Depositor, or, if such conditions are not satisfied on or prior to the issue date of the Certificates, promptly returned (without interest) to the particular investors.]

      [The following will be included in both Alternative 1 and 2: In the event that the sale to the Depositor of Underlying Securities representing, in the aggregate, less than 10% of the aggregate principal amount of all Underlying Securities is not consummated as a result of the failure by the particular Underlying Issuer or Underlying Issuers to satisfy all of the conditions of its or their sale, the Depositor will reduce the aggregate principal balance of the Certificates offered by this prospectus supplement and the prospectus in an amount corresponding to the aggregate principal amount of the Underlying Securities not sold to the Depositor, provided that the ratings of the Certificates are not lower than the ratings that would have applied to the Certificates had each such sale been consummated, and allocations of Certificates to investors will be reduced on a pro rata basis. In the event that such ratings are lower or issuers of Underlying Securities representing, in the aggregate, 10% or more of the aggregate principal amount of all Underlying Securities fail to satisfy all of the conditions of the sale of their Underlying Securities, the offering of Certificates contemplated hereby shall terminate and any funds then held by SSB for investors will be promptly returned to such investors in full (without interest).

      The agreement provides that the obligation of the certificates agents to solicit offers to purchase the Certificates is subject to the approval of certain legal matters by its counsel, Orrick, Herrington & Sutcliffe LLP, to the accuracy in all material respects of the Depositor’s representations in the agency agreement, to the delivery of an officer’s Certificate, to the effectiveness of the registration statements covering the Certificates and any Underlying Securities and to the Certificates being assigned the ratings specified under “–Ratings” in this prospectus supplement.]

      [Alternative 2: Subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”) between the Underwriters named below and the Company, the Company will sell the Certificates to the Underwriters, and each of the Underwriters named below have agreed to purchase from the Company the respective number of Certificates set forth opposite its name. In the Underwriting Agreement, the Underwriters named below have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates if any Certificates are purchased.

Underwriters

Salomon Smith Barney Inc....................................
[ ]..............................................................................
Total.........................................................................	Number of Certificates [ ] [ ] [ ]

      The Company has been advised by the Underwriters that it proposes initially to offer the Certificates to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of $[] per Certificate. The Underwriters may allow and such dealers may reallow a concession not in excess of $[]. After the initial public offering, the public offering price and the concessions may be changed.]

      The Certificates are a new issue of securities with no established trading market. [Application has been made to list the Certificates on the NYSE.] In order to meet one of the requirements for listing the Certificates on the NYSE, the [placement agent[s]] [underwriter[s]] have undertaken to sell the Certificates to a minimum of [400] beneficial owners. Trading of the Certificates on the NYSE is expected to commence within the 30-day period after the initial delivery thereof. The [placement agent[s]] [underwriter[s]] have told the Company that it presently intends to make a market in the Certificates prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations. The [placement agent[s]] [underwriter[s]] are not obligated, however, to make a market in the Certificates. Any market making by the [placement agent[s]] [underwriter[s]] may be discontinued at any time at the sole discretion of the [placement agent[s]] [underwriter[s]]. No assurance can be given as to whether a trading market for the Certificates will develop or as to the liquidity of any trading market.

      [The Certificates are expected to trade flat. This means that any accrued and unpaid interest on the Certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Certificates not included in the trading price.]

      Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the [placement agent[s]] [underwriter[s]] to bid for and purchase the Certificates. As an exception to these rules, the

[placement agent[s]] [underwriter[s]] are permitted to engage in certain transactions that stabilize the price of the Certificates. Possible transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

      If the [placement agent[s]] [underwriter[s]] create a short position in the Certificates in connection with this offering, that is, if they sell a greater aggregate principal amount of Certificates than is set forth on the cover page of this prospectus supplement, the [placement agent[s]] [underwriter[s]] may reduce that short position by purchasing Certificates in the open market. The [placement agent[s]] [underwriter[s]] may also impose a penalty bid on certain selling group members. This means that if an [placement agent] [underwriter] purchases Certificates in the open market to reduce its short position or to stabilize the price of the Certificates, it may reclaim the amount of the selling concession from the selling group members who sold those Certificates as part of the offering.

      In general, purchase of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a Certificate to the extent that it were to discourage resales of the Certificates.

      Neither the Company nor the [placement agent[s]] [underwriter[s]] make any representation or prediction as to the direction or magnitude of any effect that the transaction described above might have on the price of the Certificates. In addition, neither the Company nor the [placement agent[s]] [underwriter[s]] make any representation that the [placement agent[s]] [underwriter[s]] will engage in such transactions. Such transactions, once commenced, may be discontinued without notice.

      [Alternative 2: The Underwriting Agreement provides that the Company will indemnify the [underwriter[s]] against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the [underwriter[s] may be required to make in respect thereof.]

      Salomon Smith Barney Inc. is an affiliate of the Company, and the participation by Salomon Smith Barney Inc. in the offering of the Certificates complies with Conduct Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

MARKET MAKING

      Following the initial distribution of the Certificates, [placement agent[s]] [underwriter[s]] may purchase and sell the Certificates in secondary market transactions as part of their business as broker-dealers. Any sale will be at negotiated prices relating to prevailing prices at the time of sale. This prospectus supplement may be used by [placement agent[s]] [underwriter[s]] in connection with offers and sales related to secondary market transactions in the Certificates to the extent permitted by applicable law. [Placement agent[s]] [Underwriter[s]] may act as principal[s] or agent[s] in these transactions.

RATINGS

      Upon issuance, the Certificates are expected to be rated “[ ]” by Moody’s and “[ ]” by S&P. A rating of the Certificates is not a recommendation to purchase, hold or sell them. In addition, there can be no assurance that a rating of the Certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by a rating agency if, in its judgment, circumstances (including ratings of the Underlying Securities) in the future so warrant.

Moody’s Rating

      Moody’s rating only addresses the ultimate receipt of interest and principal on the Underlying Securities, and is substantially based on the average credit quality of the Underlying Securities. The rating of the Certificates should be expected to change as the credit quality of the Underlying Securities changes. The rating assigned by

Moody’s assumes the investor will hold the Certificates and any Underlying Securities received in connection with a removal event until their respective final stated maturity. Moody’s rating does not address losses that might occur if an investor decides to sell any of the Underlying Securities received in connection with a removal event prior to their maturity. Further, upon the removal of an Underlying Security from the Trust as a result of a removal event or an optional redemption occurring with respect thereto, the Moody’s rating will reflect the changed composition of the Underlying Securities. The rating will be based solely on the average credit quality of the remaining Underlying Securities currently being held by the Trust on behalf of the certificateholders, and will no longer reflect the credit risk of those Underlying Securities that have been removed from the Trust. Any future ratings assigned following the removal of an Underlying Security will address the ultimate receipt of interest and principal on the then prevailing outstanding principal amount and coupons on the Certificates.

      Moody’s rating is based on the expected loss posed to investors. Expected loss is a function of both the default probability and loss severity of an investment. In some cases, the implied default probability of an investment may differ substantially from the default probability implied by a similarly rated corporate obligation. Certain investments may have a much higher default probability than another similarly rated investment, but will correspondingly have a much lower loss severity. Investors should note, however, that investments that have identical ratings will also have similar expected losses, regardless of any differences in the implied default probabilities or loss severities of the investments.

S&P Rating

      S&P’s rating only addresses the timely receipt of interest and principal on the Certificates. This assessment considers the credit quality of the Underlying Securities. The rating does not address market price losses that might occur if an investor decides to redeem the Certificates prior to the final scheduled distribution date or if an investor decides to sell any of the Underlying Securities received as the result of the occurrence of a removal event prior to the final scheduled distribution date. S&P’s rating assumes that the investor will hold the Certificates and any Underlying Securities delivered to the investor until the final maturity of the Certificates or the Underlying Securities as relevant. The rating considers the cash flow generated by the Underlying Securities. S&P’s rating may change due to changes in the portfolio that occur when an Underlying Security is removed from the Trust.

      S&P’s rating is not a recommendation to purchase, sell, or hold any security held or issued by the Trust, inasmuch as they do not comment as to market price, yield or suitability for a particular investor. The rating is based on current information furnished to S&P’s by the Trust or obtained by S&P from other sources it considers reliable. S&P’s does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

LEGAL MATTERS

      Certain legal matters relating to the Certificates will be passed upon for the Depositor and SSB by Orrick, Herrington & Sutcliffe LLP, New York, New York.

INDEX OF TERMS

Business Day..............................S-18
Clearstream Luxembourg....................S-10
Code................................S-21, S-23
Default Event........................S-7, S-19
Depositor.................................S-15
DOL.......................................S-23
Downgrade Event......................S-7, S-19
DTC.................................S-10, S-20
ERISA.....................................S-23
Euroclear.................................S-10
Exchange Act.........................S-5, S-17
Final Scheduled Distribution Date..........S-9
GSE........................................S-5
Interest Distribution Dates................S-9
IRA.......................................S-23
Issue Date................................S-15
Moody's...................................S-18
Non-Filing Event.....................S-7, S-19
Parties in Interest.......................S-23
Plan......................................S-23
Regulation................................S-23
Removal Event........................S-7, S-19
Reporting Company..........................S-5
S&P.......................................S-18
Securities Act.............................S-5
Special Distribution Date..................S-9
SSB........................................S-3
Trust.....................................S-15
Trust Agreement...........................S-15
Trustee...................................S-15
Underlying Issuer.....................S-5, S-7
Underlying Issuers........................S-16
Underlying Security....................... S-7
Underwriting Agreement....................S-24

$[   ]

[TIERS® Fixed Rate] Certificates Trust Series [    ]

Pass-Through Certificates, Series [   ]

Prospectus Supplement

Salomon Smith Barney

[   ], 2002

Prospectus

The information in this prospectus and the prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus and the prospectus supplement are not an offer to sell these securities and are not a solicitation of an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

Trust Certificates
(Issuable in Series)

Structured Products Corp.
Depositor

      The Trust Certificates (the “Certificates”) offered hereby and by supplements (each a “prospectus supplement”) to this prospectus will be offered from time to time in one or more series (each a “Series”) and in one or more classes within each such Series (each a “Class”). Certificates of each respective Series and Class will be offered on terms to be determined at the time of sale as described in the related prospectus supplement accompanying the delivery of this prospectus. Certificates will be sold for United States dollars and the principal of, premium, if any, and any interest to be distributed in respect of Certificates will be payable in United States dollars. References herein to “U.S. dollars,” “U.S.$,” “USD,” “dollar” or “$" are to the lawful currency of the United States. Unless otherwise provided in the applicable prospectus supplement, each Series and Class of Certificates may be issuable as individual securities in registered form without coupons (“Registered Certificates”) or as one or more global securities in registered form (a “Global Security”).

      Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in securities (the “Underlying Securities”), issued by one or more issuers (the “Underlying Issuers”), together with certain other assets described herein and in the related prospectus supplement (such assets, together with the Underlying Securities, the “Deposited Assets”), to be deposited in a trust (the “Trust”) for the benefit of holders of Certificates of such Series (“certificateholders”) by Structured Products Corp. (the “Depositor”) pursuant to a trust agreement and a series supplement thereto with respect to a given Series (collectively, the “Trust Agreement”) among the Depositor, as depositor or transferor, the administrative agent, if any (the “Administrative Agent”), and the trustee (the “Trustee”) named in the related prospectus supplement. The Underlying Securities will consist of fixed income securities of Underlying Issuers that are subject to the periodic informational reporting requirements of the Securities Exchange Act of 1934, fixed income securities that are fully and unconditionally guaranteed by companies subject to those reporting requirements and the fixed income securities of government-sponsored enterprises that make their information publicly available, each as specified in the prospectus supplement. If so specified in the related prospectus supplement, the Trust for a Series of Certificates may also include, or the certificateholders of such Certificates may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Deposited Assets (collectively, “Credit Support”). See “Description of the Certificates” and “Description of Deposited Assets and Credit Support” in this prospectus.

      Prospective investors should consider, among other things, the information set forth under “Risk Factors” commencing on page 3 of this prospectus and in the related prospectus supplement.

      Each Class of Certificates of any Series will represent the right, which may be senior to those of one or more of the other Classes of such Series, to receive specified portions of payments of principal, interest and certain other amounts on the Deposited Assets in the manner described herein and in the related prospectus supplement. A Series may include two or more Classes differing as to the timing, sequential order or amount of distributions of principal, interest or premium and one or more Classes within such Series may be subordinated in certain respects to other Classes of such Series. The Certificates of each Series (or Class within such Series) offered hereby will be rated at the time of issuance in one of the recognized investment grade rating categories by one or more nationally recognized rating agencies.

      To the extent provided herein and in the applicable prospectus supplement, the Depositor’s only obligations with respect to each Series of Certificates will be, pursuant to certain representations and warranties concerning the Deposited Assets, to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee and, in certain cases, to provide for the Credit Support, if any. The principal obligations of an Administrative Agent, if any is named in the applicable prospectus supplement, with respect to a Series of Certificates will be pursuant to its contractual administrative obligations and, only as and to the extent provided in the related prospectus supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Deposited Assets.

      The Certificates of each Series will not represent an obligation of or interest in the Depositor, any Administrative Agent or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement. The Certificates will not be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Administrative Agent or their respective affiliates.

      These securities have not been approved or disapproved by The Securities And Exchange Commission or any state securities commission nor has The Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      The Certificates may be offered and sold to or through certificate agents, through dealers or agents or directly to purchasers, as more fully described under “Plan of Distribution” herein and “Plan of Distribution” in the related prospectus supplement. This prospectus may not be used to consummate sales of Certificates offered hereby unless accompanied by a prospectus supplement.

The date of this Prospectus is [ ], 200[]

PROSPECTUS SUPPLEMENT

      The prospectus supplement relating to a Series of Certificates to be offered thereby and hereby will set forth, among other things, the following with respect to such Series: (i) the specific designation and aggregate principal amount, (ii) the currency or currencies in which the principal (the “Specified Principal Currency”), premium, if any (the “Specified Premium Currency”), and any interest (the “Specified Interest Currency”) are distributable (the Specified Principal Currency, the Specified Premium Currency and the Specified Interest Currency being collectively referred to as the “Specified Currency”), (iii) the number of Classes of such Series and, with respect to each Class of such Series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations, (iv) certain information concerning the type, characteristics and specifications of the Deposited Assets and any Credit Support for such Series or Class, (v) the relative rights and priorities of each such Class (including the method for allocating collections from the Deposited Assets to the certificateholders of each Class and the relative ranking of the claims of the certificateholders of each Class to such Deposited Assets), (vi) the name of the Trustee and the Administrative Agent, if any, for such Series, (vii) the Pass Through Rate (as defined herein) or the terms relating to the applicable method of calculation thereof, (viii) the time and place of distribution (each such date, a “Distribution Date”) of any interest, premium (if any) and/or principal, (ix) the date of issue, (x) the scheduled final Distribution Date, if applicable, (xi) the offering price, (xii) any exchange, whether mandatory or optional, the redemption terms and any other specific terms of Certificates of each such Series or Class. See “Description of the Certificates — General” for a listing of other items that may be specified in the applicable prospectus supplement.

AVAILABLE INFORMATION

      The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “Commission”). Reports and other information concerning the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. The Depositor does not intend to send any financial reports to certificateholders.

      The Depositor has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Certificates. This prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the Certificates will be deemed to be incorporated by reference in this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      The Depositor will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Secretary of Structured Products Corp., 388 Greenwich Street, New York, New York 10013. Telephone requests for such copies should be directed to the Secretary of Structured Products Corp. at (212) 723-9654.

REPORTS TO CERTIFICATEHOLDERS

      Unless and until Definitive Certificates are issued, on each Distribution Date unaudited reports containing information concerning the related Trust will be prepared by the related Trustee and sent on behalf of each Trust only to Cede & Co. (“Cede”), as nominee of DTC and registered holder of the Certificates. See “Description of the Certificates — Global Securities.” Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act.

RISK FACTORS

      In connection with an investment in the Securities of any Series, prospective investors should consider, among other things, the material risk factors set forth below and any additional material risk factors set forth in the applicable prospectus supplement.

      The Certificates May Not Be a Liquid Investment. There will be no market for any Series (or Class within such Series) of Certificates prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or will continue for the life of such Certificates.

      Certificates Are Limited Obligations and Are Not Recourse Obligations of the Depositor or Its Affiliates. The Certificates will not represent a recourse obligation of or interest in the Depositor or any of its affiliates. The Certificates of each Series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any Person affiliated with the Depositor or the Underlying Issuer, or any other Person. The obligations, if any, of the Depositor with respect to the Certificates of any Series will only be pursuant to certain limited representations and warranties with respect to the Underlying Securities or other Deposited Assets. The Depositor does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty.

      Trust Consists of Limited Assets and Payments on the Certificates Will Be Made Solely from Deposited Assets. The only material assets expected to be in a Trust are the Deposited Assets corresponding to the related Series (or Class) of Certificates being offered. The Certificates are not insured or guaranteed by the Depositor, any Administrative Agent or any of their affiliates. Accordingly, certificateholders’ receipt of distributions in respect of the Certificates will depend entirely on the performance of and the Trust’s receipt of payments with respect to the Deposited Assets and any Credit Support identified in the related prospectus supplement. See “Description of Deposited Assets and Credit Support” in this prospectus.

      Average Life and Yield of Certificates May Vary Thus Creating Reinvestment Risk. The timing of distributions of interest, premium (if any) and principal of any Series (or of any Class within such Series) of Certificates is affected by a number of factors, including the performance of the related Deposited Assets, the extent of any early redemption, repayment, amortization, acceleration of payment rate, slow down of payment rate or extension of maturity or amortization with respect to the related Underlying Securities (or portion thereof) and the manner and priority in which collections from such Underlying Securities and any other Deposited Assets are allocated to each Class of such Series. Certain of these factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related prospectus supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and certain other terms applicable to such Underlying Securities and any other Deposited Assets. See “Maturity and Yield Considerations” in this prospectus.

      Tax Considerations Should Be Reviewed. Special Tax Counsel has delivered an opinion to the Depositor that the discussion contained under the caption “Certain Federal Income Tax Considerations,” to the extent it constitutes matters of law or legal conclusions thereto, is true and correct in all material respects. Special Tax Counsel has also delivered an opinion that the Trust be either a grantor trust or a partnership for federal income tax purposes, but in any event will not be an association taxable as, or a publicly traded partnership treated as, a corporation. Special Tax Counsel has not delivered (and unless otherwise indicated in the prospectus supplement does not intend to deliver) any other opinions regarding the Trust or the Certificates. Prospective investors should be aware that no rulings have been sought from the Internal Revenue Service (“IRS”), and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with Special Tax Counsel’s opinions. If, contrary to Special Tax Counsel’s opinion, the Trust is characterized or treated as a corporation for federal income tax consequences, among other consequences, the Trust would be subject to federal income tax (and similar state income or franchise taxes) on its income and distributions to certificateholders would be impaired. See “Federal Income Tax Considerations” in this prospectus and in the related prospectus supplement.

      Investment Company Act of 1940 Considerations Should Be Reviewed. The Investment Company Act of 1940 defines as an “investment company” any company that is engaged in the business of investing, reinvesting, owning, holding, or trading in securities. Unless an exclusion or safe harbor applies, a company is an investment company if it owns “investment securities” with a value exceeding forty percent (40%) of the value of its total assets on an unconsolidated basis, excluding government securities and cash items. One exclusion from the definition of “investment company” is provided to underlying issuers of asset backed securities that comply with Rule 3a-7 of the Investment Company Act. The Depositor believes, based on opinion of counsel, that each Trust formed for the issuance of Certificates meets the requirements of Rule 3a-7 of the Investment Company Act and thus is not an “investment company” for purposes of the Investment Company Act. Failure to meet this or any other exclusion from the definition of “investment company” would require the Trust to register as an “investment company” under the Investment Company Act. Regulation of any Trust under the Investment Company Act likely would have a material adverse impact on that Trust, and distributions to holders of the Certificates of that Trust could be seriously impaired.

      Limited Nature of Rating; Reduction or Withdrawal of Rating Could Occur Which May Adversely Affect the Value of the Certificates. At the time of issue, the Certificates of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories by one or more nationally recognized rating agencies (a “Rating Agency”). Unless otherwise specified in the applicable prospectus supplement, the rating of any Series or Class of Certificates is based primarily on the related Deposited Assets and any Credit Support and the relative priorities of the certificateholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Deposited Assets and any Credit Support. The rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. In addition, the rating does not address the likelihood that the principal amount of any Series or Class will be paid prior to any final legal maturity date. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. Any Class or Classes of a given Series of Certificates may not be offered pursuant to this prospectus, in which case such Class or Classes may or may not be rated in an investment grade category by a Rating Agency.

      Global Securities Limit Direct Voting and Ability to Pledge Certificates. The Certificates of each Series (or, if more than one Class exists, each Class of such Series) will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depositary (as defined herein) and will not be issued as individual definitive Certificates to the purchasers of such Certificates. Consequently, unless and until such individual definitive Certificates of a particular Series or Class are issued, such purchasers will not be recognized as certificateholders under the Trust Agreement. Hence, until such time, such purchasers will only be able to exercise the rights of certificateholders indirectly through the Depositary and its respective participating organizations and, as a result, the ability of any such purchaser to pledge that Certificate to persons or entities that do not participate in the Depositary’s system, or to otherwise act with respect to such Certificate, may be limited. See “Description of the Certificates — Global Securities” in this prospectus and any further description contained in the related prospectus supplement.

      Trust May Include Derivatives Which Could Affect the Value of the Certificates. A Trust may include various derivative instruments, including interest rate, currency, securities, commodity and credit swaps, caps, floors, collars and options and structured securities having embedded derivatives (such as structured notes). Swaps involve the exchange with another party of their respective commitments to pay or receive amounts computed by reference to specified fixed or floating interest rates, prices, yields or returns (including baskets of securities or securities indices) or commodity prices and a notional principal amount (i.e., the reference amount with respect to which such obligations are determined, although no actual exchange of principal occurs); for example, an exchange of floating rate payments for fixed rate payments. Interim payments are generally netted, with the difference being paid by one party to the other. The purchase of a cap entitles the purchaser, to the extent that a specified rate, price, yield or return exceeds a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling such cap. The purchase of a floor entitles the purchaser, to the extent that a specified rate, price, yield or return declines below a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling such floor. Options function in a manner similar to caps and floors, and exist on various Underlying Securities, such as bonds, equities, currencies and commodities. Options can also be structured as securities such as warrants or can be embedded in securities such as certain commodity or equity-linked bonds with option-like characteristics. Forward contracts involve the purchase and sale of a specified security, commodity, currency or other financial instrument at a specified price and date in the future, and may be settled by physical delivery or cash payment. Credit derivatives involve swap and option contracts designed to assume or lay off credit risk on loans, debt securities or other assets, or in relation to a particular reference entity or country, in return for either swap payments or payment of premium. Credit derivatives may also be embedded in other instruments such as notes or warrants. Credit derivatives give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive or make a payment from the other party, upon the occurrence of specified credit events.

      Fluctuations in securities and commodity rates, prices, yields and returns may have a significant effect on the yield to maturity of derivatives or the levels of support that derivatives can provide to a Trust. In addition, derivatives may be limited to covering only certain risks. Continued payments on derivatives may be affected by the financial condition of the counterparties thereto (or, in some instances, the guarantor thereunder). There can be no assurance that counterparties will be able to perform their obligations. Failure by a counterparty (or the related guarantor, if any) to make required payments may result in the delay or failure to make payments on the related securities and risks. In addition, the notional amounts on which payments are made may vary under certain circumstances and may not bear any correlation to principal amounts of the related securities. The terms and risks of the relevant derivatives will be described in the related prospectus supplement. Further, the relevant prospectus supplement will identify the material terms, the material risks and the counterparty for any derivative instrument in a Trust which is the result of an agreement with such counterparty to the extent that such agreement is material.

      Publicly Available Information Concerning Underlying Issuers Should Be Reviewed; Risk of Loss if Public Information Not Available. It is strongly recommended that each prospective purchaser of Certificates obtain and evaluate the same information concerning each underlying issuer (as defined herein) as it would obtain and evaluate if it were investing directly in the Underlying Securities or in other securities issued by the underlying issuer. The publicly available information concerning a underlying issuer is important in considering whether to invest in or sell Certificates. To the extent such information ceases to be available, an investor’s ability to make an informed decision to purchase or sell Certificates could be impeded. The information in this prospectus and any prospectus supplement concerning the Underlying Securities and the underlying issuers has been obtained from publicly available documents, and with respect to underlying securities purchased in the secondary market none of the Depositor, the Trustee or any of their affiliates has undertaken, or will undertake, any investigation of the accuracy or completeness of such documents (whether or not filed with the Commission) or the financial condition or creditworthiness of those underlying issuers. The issuance of Certificates of any series should not be construed as an endorsement by the Depositor or the Trustee or any of their affiliates of the financial condition or business prospects of any underlying issuer.

      Remedies Available to Certificateholders Are Limited Due to Passive Nature of the Trust. The remedies available to a Trustee of a relevant Trust are predetermined and therefore an investor in the Certificates has less discretion over the exercise of remedies than if such investor directly invested in the Underlying Securities. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any underlying issuer or the value of the Deposited Assets. Except as indicated below, a holder will not be able to dispose of or take other actions with respect to any Deposited Assets. Under the circumstances described in the applicable prospectus supplement under “Description of the Certificates—Removal of Underlying Securities,” the Trustee will (or will at the direction of a specified percentage of certificateholders of the relevant Series) dispose of, or take certain other actions in respect of, the Deposited Assets. In certain limited circumstances, such as a mandatory redemption of Underlying Securities or the exercise by a third party of the right to purchase Underlying Securities, the Trustee may dispose of the Deposited Assets prior to maturity. The applicable prospectus supplement will describe the particular circumstances, if any, under which a Deposited Asset may be disposed of prior to maturity.

      Optional Exchange for Deposited Assets Will Generally Be Unavailable. Although the prospectus supplement for a Series of Certificates may designate such Series as an Exchangeable Series (as defined herein) and may provide that a certificateholder may exchange Certificates of the Exchangeable Series for a pro rata portion of Deposited Assets of the related Trust, any such Optional Exchange Right will be exercisable only to the extent that the exercise of such right would not be inconsistent with the Depositor’s or Trust’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder. See “Description of the Certificates — Optional Exchange” in this prospectus. Accordingly, the optional exchange right described in this prospectus under the heading “Description of the Certificates — Optional Exchange” and further described in the relevant prospectus supplement may be available only to the Depositor and its affiliates and designees. Other certificateholders will generally not be able to exchange their Certificates of an Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust. In addition, the exercise of an optional exchange right will decrease the outstanding aggregate amount of Certificates of the applicable Exchangeable Series.

_________________

      The prospectus supplement for each Series of Certificates will set forth information regarding any additional material risk factors applicable to such Series (and each Class within such Series).

THE DEPOSITOR

      The Depositor was incorporated in the State of Delaware on November 23, 1992, as an indirect, wholly-owned, limited-purpose finance subsidiary of Salomon Smith Barney Holdings Inc. The Depositor will not engage in any business or other activities other than issuing and selling securities from time to time and acquiring, owning, holding, pledging and transferring assets (including Deposited Assets and Credit Support) in connection therewith or with the creation of a Trust and in activities related or incidental thereto. The Depositor does not have, nor is it expected to have, any significant unencumbered assets. The Depositor’s principal executive offices are located at 388 Greenwich Street, New York, New York 10013 (telephone (212) 723-9654).

USE OF PROCEEDS

      The net proceeds to be received from the sale of each Series or Class of Certificates (whether or not offered hereby) will be used by the Depositor for such purposes as may be specified in the applicable prospectus supplement. Such purposes may include, without limitation, purchasing the related Deposited Assets (or providing a Trust with funds to purchase such Deposited Assets) and arranging certain Credit Support including, if specified in the related prospectus supplement, making required deposits into any reserve account or other account for the benefit of the certificateholders of such Series or Class. Any remaining net proceeds will be used by the Depositor for general corporate purposes.

FORMATION OF THE TRUST

      The Depositor will assign the Deposited Assets (or cash to purchase such assets) for each Series of Certificates to the Trustee named in the applicable prospectus supplement, in its capacity as Trustee, for the benefit of the certificateholders of such Series. The Deposited Assets will consist of Eligible Underlying Securities. See “Description of Deposited Assets and Credit Support” in this prospectus. The Trustee named in the applicable prospectus supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for such services (the “Trustee’s Fee”). Any Administrative Agent named in the applicable prospectus supplement will perform such tasks as are specified therein and in the Trust Agreement and will receive a fee for such services (the “Administration Fee”) as specified in the prospectus supplement. The Trustee or an Administrative Agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

      The Depositor’s assignment of the Deposited Assets to the Trustee will be without recourse. To the extent provided in the applicable prospectus supplement, the obligations of an Administrative Agent, if any, so named therein with respect to the Deposited Assets will consist primarily of its contractual administrative obligations, if any, under the Trust Agreement, its obligation, if so discussed in the prospectus supplement, to make certain cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts, and its obligations, if any, to purchase Deposited Assets as to which there has been a breach of certain representations and warranties or as to which the documentation is materially defective. The obligations of an Administrative Agent, if any, named in the applicable prospectus supplement to make advances will be limited to amounts which any such Administrative Agent believes ultimately would be recoverable under any Credit Support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes.

      To the extent provided in the related prospectus supplement, each Trust will consist of (i) the applicable Deposited Assets, or interests therein, exclusive of any interest in such assets (the “Retained Interest”) retained by the Depositor or any previous owner thereof, as from time to time are specified in the Trust Agreement; (ii) such collections as from time to time are identified as deposited in the related Certificate Account; (iii) property, if any, acquired on behalf of certificateholders by foreclosure or repossession and any revenues received thereon; (iv) those elements of Credit Support, if any, provided with respect to any Class within such Series that are specified as being part of the related Trust in the applicable prospectus supplement, as described therein and under “Description of Deposited Assets and Credit Support — Credit Support” in this prospectus; (v) the rights of the Depositor under the agreement or agreements entered into by the Trustee on behalf of the certificateholders which constitute, or pursuant to which the Trustee has acquired, such Deposited Assets; and (vi) the rights of the Trustee in any cash advance, reserve fund or surety bond.

      In addition, to the extent provided in the applicable prospectus supplement, the Depositor will obtain Credit Support for the benefit of the certificateholders of any related Series (or Class within such Series) of Certificates.

MATURITY AND YIELD CONSIDERATIONS

      Each prospectus supplement will, to the extent applicable, contain information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Underlying Securities with respect to the foregoing may affect the weighted average life of the related Series of Certificates.

      The effective yield to holders of the Certificates of any Series (and Class within such Series) may be affected by certain aspects of the Deposited Assets or any Credit Support or the manner and priorities of allocations of collections with respect to such Deposited Assets between the Classes of a given Series. The yield to maturity of any Series (or Class within such Series) may be affected by any optional or mandatory redemption, repayment, amortization or extension of maturity of the related Underlying Securities. A variety of tax, accounting, economic, and other factors will influence whether any applicable party exercises any right of redemption, repurchase or extension in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations an Underlying Issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of a Underlying Issuer will be repaid prior to its stated maturity.

      To the extent specified in the related prospectus supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of certain Underlying Security Events of Default (as defined herein). The maturity and yield on the Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Underlying Securities. See “Description of Deposited Assets and Credit Support” in this prospectus.

      The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

      The yield to maturity of any Series (or Class) of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Pass-Through Rate for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Certificates, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such Certificates may affect the yield thereon.

      The prospectus supplement for each Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Underlying Securities.

DESCRIPTION OF THE CERTIFICATES

      Each Series (or, if more than one Class exists, the Classes within such Series) of Certificates will be issued pursuant to a Trust Agreement and a separate series supplement thereto among the Depositor, the Administrative Agent, if any, and the Trustee named in the related prospectus supplement, a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement (as so supplemented) may vary depending upon the nature of the Certificates to be issued thereunder and the nature of the Deposited Assets, Credit Support and related Trust.

      The following summaries describe material provisions of the Trust Agreement which may be applicable to each Series of Certificates. The applicable prospectus supplement for a Series of Certificates will describe any material provision of the Trust Agreement or the applicable Certificates that is not described in this prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Certificates. As used herein with respect to any Series, the term “Certificate” refers to all the Certificates of that Series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires.

General

      There is no limit on the amount of Certificates that may be issued under the Trust Agreement, and the Trust Agreement will provide that Certificates of the applicable Series may be issued in multiple Classes. The Series (or Classes within such Series) of Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement and each such Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable prospectus supplement. See “Description of Deposited Assets and Credit Support — Collections” in this prospectus.

      Reference is made to the related prospectus supplement for a description of the following terms of the Series (and if applicable, Classes within such Series) of Certificates in respect of which this prospectus and such prospectus supplement are being delivered: (i) the title of such Certificates; (ii) the Series of such Certificates and, if applicable, the number and designation of Classes of such Series; (iii) certain information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Depositor (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related Credit Support, certain information concerning the terms of each such Underlying Security, the identity of the Underlying Issuer thereof and where publicly available information regarding such Underlying Issuer may be obtained); (iv) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof; (v) the dates on which or periods during which such Series or Classes within such Series may be issued (each, an “Original Issue Date”), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series or Classes within such Series will be distributable; (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the certificateholders of each such Class); (vii) whether the Certificates of such Series or each Class within such Series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the “Pass-Through Rate”) for each such Class, including the applicable rate, if fixed (a “Fixed Pass-Through Rate”), or the terms relating to the particular method of calculation thereof applicable to such Series or each Class within such Series, if variable (a “Variable Pass-Through Rate”); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates, if any; (viii) the option, if any, of any certificateholder of such Series or Class to withdraw a portion of the assets of the Trust in exchange for surrendering such certificateholder’s Certificate or to put the Certificate to the Depositor or a third party or of the Depositor or Administrative Agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with the Depositor’s or Trust’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part; (ix) the rating of such Series or each Class within such Series offered hereby (provided, however, that one or more Classes within such Series not offered hereunder may be unrated or may be rated below investment grade); (x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series or Class within such Series will be issuable; (xi) whether the Certificates of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions (“Strip Certificates”), and the applicable terms thereof; (xii) whether the Certificates of such Series or of any Class within such Series are to be issued as Registered Securities or in bearer form; (xiii) whether the Certificates of such Series or of any Class within such Series are to be issued in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined herein), if other than The Depository Trust Company, for such Global Security or Securities; (xiv) if a temporary Certificate is to be issued with respect to such Series or any Class within such Series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a definitive Certificate of such Series or Class will be credited to the account of the Persons entitled thereto on such Distribution Date; (xv) if a temporary Global Security is to be issued with respect to such Series or Class, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Definitive Certificates (as defined herein) of such Series or Class and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Definitive Certificates of such Series or Class; (xvi) any additional Administrative Agent Termination Events (as defined herein), if applicable, provided for with respect to such Class; (xvii) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of certificateholders of such Series and each Class within such Series required with respect to certain actions by the Depositor or the applicable Administrative Agent, if any, or the Trustee; and (xviii) any other terms of such Series or Class within such Series of Certificates not inconsistent with the provisions of the Trust Agreement relating to such Series.

      The United States federal income tax consequences and ERISA consequences relating to any Series or any Class within such Series of Certificates will be described in this prospectus and in the applicable prospectus supplement.

      Registered Certificates may be transferred or exchanged for like Certificates of the same Series and Class at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. The Depositor may at any time purchase Certificates at any price in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold or surrendered to the Trustee for cancellation of such Certificates.

Distributions

      Distributions allocable to principal, premium (if any) and interest on the Certificates of each Series (and Class within such Series) will be made by or on behalf of the Trustee on each Distribution Date as specified in the related prospectus supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the “Determination Date”).

      Except as provided in the succeeding paragraph, distributions with respect to Certificates will be made (in the case of Registered Certificates) at the corporate trust office or agency of the Trustee specified in the applicable prospectus supplement; provided, however, that any such amounts distributable on the final Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above.

      Distributions on Registered Certificates in U.S. dollars will be made, except as provided below, by check mailed to the Registered Certificateholders of such Certificates (which, in the case of Global Securities, will be a nominee of the Depositary); provided, however, that, in the case of a Series or Class of Registered Certificates issued between a Record Date (as defined herein) and the related Distribution Dates, interest for the period beginning on the issue date for such Series or Class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will be distributed on the next succeeding Distribution Date to the Registered Certificateholders of the Registered Certificates of such Series or Class on the related Record Date. A certificateholder of $10,000,000 (or the equivalent thereof in a Specified Principal Currency other than U.S. dollars) or more in aggregate principal amount of Registered Certificates of a given Series will be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than fifteen calendar days prior to the applicable Distribution Date.

      “Business Day” with respect to any Certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) any other city set forth in the applicable prospectus supplement. The Record Date with respect to any Distribution Date for a Series or Class of Registered Certificates will be specified as such in the applicable prospectus supplement.

Interest on the Certificates

      General. Each Class of Certificates (other than certain Classes of Strip Certificates) of a given Series may have a different Pass-Through Rate, which may be a fixed or variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, “Stripped Interest”) described in the related prospectus supplement. For purposes hereof, “Notional Amount” means the notional principal amount specified in the applicable prospectus supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Certificates herein or in a prospectus supplement does not indicate that such Certificates represent the right to receive any distributions in respect of principal in such amount, but rather the term “Notional Amount” is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related prospectus supplement.

      Fixed Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a fixed Pass-Through Rate (“Fixed Rate Certificates”) will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable prospectus supplement until the principal amount thereof is distributed or made available for payment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable prospectus supplement, the Pass-Through Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. Interest on each Series or Class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such prospectus supplement. Each such distribution of interest will include interest accrued through the day specified in the applicable prospectus supplement. Interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

      Floating Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a variable Pass-Through Rate (“Floating Rate Certificates”) will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined herein) for such Series or Class at the Initial Pass-Through Rate set forth on the face thereof and in the applicable prospectus supplement. Thereafter, the Pass-Through Rate on such Series or Class for each Interest Reset Period (as defined herein) will be determined by reference to an interest rate basis (the “Base Rate”), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The “Spread” is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to such Series or Class, and the “Spread Multiplier” is the percentage that may be specified in the applicable prospectus supplement as being applicable to such Series or Class, except that if so specified in the applicable prospectus supplement, the Spread or Spread Multiplier on such Series or any such Class or Classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. The applicable prospectus supplement, unless otherwise specified therein, will describe the applicable Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such prospectus supplement and in such Certificate. The “Index Maturity” for any Series or Class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System. “Composite Quotations” means the daily statistical release entitled “Composite 3:30 p.m. Quotations for U.S. Government Securities” published by the Federal Reserve Bank of New York.

      As specified in the applicable prospectus supplement, Floating Rate Certificates of a given Series or Class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement (“Maximum Pass-Through Rate”) and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period (“Minimum Pass-Through Rate”). In addition to any Maximum Pass-Through Rate that may be applicable to any Series or Class of Floating Rate Certificates, the Pass-Through Rate applicable to any Series or Class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Floating Rate Certificates will be governed by the law of the State of New York and, under such law as of the date of this prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

      With respect to a Floating Rate Certificate, accrued interest will be calculated by multiplying the Certificate Principal Balance of such Certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable prospectus supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by either 360 or by the actual number of days in the year, as set forth in the applicable prospectus supplement. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

      All percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

Principal of the Certificates

      Each Certificate (other than certain Classes of Strip Certificates) will have a “Certificate Principal Balance” which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related Trust. Distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Certificate of the Class or Classes entitled thereto (in the manner and priority specified in such prospectus supplement) until the aggregate Certificate Principal Balance of such Class or Classes has been reduced to zero. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset (“Realized Losses”) allocated thereto. The initial aggregate Certificate Principal Balance of a Series and each Class thereof will be specified in the related prospectus supplement. Distributions of principal of any Class of Certificates will be made on a pro rata basis among all the Certificates of such Class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

Optional Exchange

      If a holder may exchange Certificates of any given Series for a pro rata portion of the Deposited Assets, the applicable prospectus supplement will designate such Series as an “Exchangeable Series.” The terms upon which a holder may exchange Certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related prospectus supplement; provided that any right of exchange will be exercisable only to the extent that such exchange would not be inconsistent with the Depositor’s and such Trust’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

•	a requirement that the exchanging holder tender to the Trustee Certificates of each Class within such Exchangeable Series;

•	a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each Certificate being tendered for exchange;

•	a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in the prospectus supplement;

•	specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

•	limitations on the right of an exchanging holder to receive any benefit upon exchange from any Credit Support or other non-Underlying Securities deposited in the applicable Trust; and

•	adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses.

      In order for a Certificate of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable certificateholder, the Trustee for such Certificate must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Certificate with the form entitled “Option to Elect Exchange” on the reverse thereof duly completed, or (ii) in the case of Registered Certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Registered Certificate, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged, the certificate number or a description of the tenor and terms of such Registered Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Certificate to be exchanged with the form entitled “Option to Elect Exchange” on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the holder for exchange will be irrevocable. The exchange option may be exercised by the certificateholder for less than the entire Certificate Principal Balance of such Certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related prospectus supplement are satisfied. Upon such partial exchange, such Certificate will be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance thereof will be issued (which, in the case of any Registered Certificate, will be in the name of the holder of such exchanged Certificate).

      Because initially and unless and until Definitive Certificates are issued each Certificate will be represented by a Global Security, the Depositary’s nominee will be the certificateholder of such Certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary’s nominee will timely exercise a right of exchange with respect to a particular Certificate, the beneficial owner of such Certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such Certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

      Upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in the applicable prospectus supplement, the applicable certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and Class within such Exchangeable Series) of the Certificate being exchanged, in the manner and to the extent described in such prospectus supplement, and would therefore own the Deposited Assets and have the ability to enforce their rights directly as owners of the Deposited Assets. Alternatively, to the extent so specified in the applicable prospectus supplement, the applicable certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such certificateholder, such pro rata share of the Deposited Assets, in which event the certificateholder will be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the prospectus supplement.

Put Option

      If specified in the applicable prospectus supplement, a holder may put Certificates of a given Series to the Depositor or a third party. The terms upon which a holder may put its Certificates (including the price) will be specified in the related prospectus supplement; provided, however, any put option will be exercisable only to the extent that such put would not be inconsistent with the Depositor’s or Trust’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder.

Global Securities

      All Certificates of a given Series (or, if more than one Class exists, any given Class within that Series) will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for Registered Certificates denominated and payable in U.S. dollars), or such other depositary identified in the related prospectus supplement (the “Depositary”), and registered in the name of a nominee of the Depositary. Global Securities will be issued in registered form unless as otherwise provided in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each a “Definitive Certificate”), a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      The Depository Trust Company has advised the Depositor as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depositary (“participants”) in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Such Depositary’s participants include securities brokers and dealers (including the Offering Agent), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own such Depositary. Access to such Depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Depositor that it intends to follow such procedures.

      Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Certificates represented by such Global Security to the accounts of its participants. The accounts to be accredited will be designated by the certificate agents of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or Persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or Persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

      So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole certificateholder of the individual Certificates represented by such Global Security for all purposes. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the certificateholder thereof under the Trust Agreement governing such Certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entries that do not participate in the Depositary’s system, or to otherwise act with respect to such Certificate, may be limited due to the lack of a physical certificate for such Certificate.

      Distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the certificateholder of such Global Security. None of the Depositor, the Administrative Agent, if any, the Trustee for such Certificates, any Paying Agent or the Certificate Registrar for such Certificates will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed in the related prospectus supplement if applicable.

      The Depositor expects that the Depositary for Certificates of a given Class and Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Certificates, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Depositor also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed in the related prospectus supplement if applicable.

      If the Depositary for Certificates of a given Class of any Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Depositor within ninety days, the Depositor will issue individual Definitive Certificates in exchange for the Global Security or Securities representing such Certificates. In addition, the Depositor may at any time and in its sole discretion determine not to have any Certificates of a given Class represented by one or more Global Securities and, in such event will issue individual Definitive Certificates of such Class in exchange for the Global Security or Securities representing such Certificates. Further, if the Depositor so specifies with respect to the Certificates of a given Class, an owner of a beneficial interest in a Global Security representing Certificates of such Class may, on terms acceptable to the Depositor and the Depositary for such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Certificates of the Class represented by such Global Security equal in principal amount to such beneficial interest and to have such Definitive Certificates registered in its name (if the Certificates of such Class are issuable as Registered Certificates). Individual Definitive Certificates of such Class so issued will be issued as (i) Registered Certificates in denominations, unless otherwise specified by the Depositor, of $1,000 and integral multiples thereof if the Certificates or such Class are issuable as Registered Securities, or (ii) as either Registered or Bearer Certificates, if the Certificates of such Class are issuable in either form.

      The applicable prospectus supplement will set forth any material terms of the depositary arrangement with respect to any Class or Series of Certificates being offered thereby to the extent not set forth above.

DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

      Each Certificate of each Series (or if more than one Class exists, each Class (whether or not each such Class is offered hereby) within such Series) will represent an ownership interest specified for such Series (or Class) of Certificates in a pool of Eligible Underlying Securities (the “Underlying Securities”) issued by Eligible Underlying Issuers (the “Underlying Issuers”), purchased by a Trust with proceeds from, and at the direction of, the Depositor or purchased by the Depositor (or an affiliate thereof) in the primary or secondary market and assigned to a Trust as described in the applicable prospectus supplement. The Underlying Securities may be removed from the Trust as described under “Description of the Certificates—Removal of Underlying Securities.”

Underlying Securities

      With respect to each Trust, as of the closing date of such Trust each Underlying Security will be an Eligible Underlying Security.

      An “Eligible Underlying Security” means, as of the date such security is added to each Trust, (i) a senior debt security issued by an Eligible Underlying Issuer, (ii) a senior or subordinated debt security that is fully and unconditionally guaranteed by an Eligible Underlying Issuer and (iii) a senior or subordinated security of a GSE.

      An “Eligible Underlying Issuer” means, as of the date the Underlying Securities are purchased by each Trust, an issuer of Underlying Securities that, as of the date the Underlying Securities are purchased by each Trust:

•	has registered securities for sale pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 or Form F-3 and is either:

•	subject to the periodic informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which we refer to herein as a “reporting company,” and satisfies either (x) the current public float condition of $75 million or more of General Instruction I.B.1 or (y) the non-convertible investment grade securities condition of General Instruction I.B.2, in each case of Form S-3 or Form F-3; or

•	a subsidiary that is not a reporting company and is eligible to use Form S-3 or Form F-3 in reliance solely upon General Instruction I.C.3 of Form S-3 or General Instruction I.A.5(iii) of Form F-3, as the case may be, and satisfaction of the requirements of Rule 3-10 of Regulation S-X; or

•	is a government-sponsored enterprise that makes its information publicly available, which we refer to herein as a "GSE."

      The prospectus supplement will set forth the composition of the pool of Underlying Securities. The prospectus supplement will also set forth the criteria for removal of the Underlying Securities.

Removal of Underlying Securities

      With respect to any Trust, Underlying Securities may be removed from that Trust under certain conditions set forth under “Description of the Certificates-Removal of Underlying Securities” in the related prospectus supplement.

Sale Procedures

      In connection with any sale of any Underlying Securities following a removal event, the Trustee will use its reasonable efforts to sell those Underlying Securities to the highest of not less than three solicited bidders (which bidders may include SSB); provided, however, that neither SSB nor any of its affiliates is obligated to bid for those Underlying Securities; provided, further, that the Trustee will use its reasonable efforts to solicit at least three bids from financial institutions with invested assets or assets under management of at least $100 million that are not affiliates of the Trustee or SSB; and provided, further, that in the event the Trustee receives less than three such bids, (i) if such sales are a result of a certificateholder’s election to sell its pro rata share of Underlying Securities following a removal event, the Trustee will distribute such Underlying Securities to the related certificateholders or (ii) if such sales are a result of the failure to satisfy the minimum authorized denomination requirements of those Underlying Securities, the Trustee will sell those Underlying Securities to the highest bidder of the bids received. In the sole judgment of the Trustee, bids may be evaluated on the basis of bids for all or a portion of the Underlying Securities to be sold or any other basis selected in good faith by the Trustee.

      In the event that any certificateholder elects to sell its pro rata share of any Underlying Securities subject to a Removal Event, such certificateholder will also be deemed to have elected to pay the Trustee a fee for its services in connection with such sale in an amount equal to the product of (i) the aggregate principal amount of the pro rata share of the Underlying Securities sold and (ii) 0.05%.

      No assurance can be given as to whether the Trustee will be successful in soliciting any bids to purchase the Underlying Securities to be sold following a Removal Event or as to the price of any such bid relative to the principal amount of those Underlying Securities. See “Risk Factors — A removal event will result in either the distribution of Underlying Securities to holders of the Certificates or, upon election by each individual certificateholder, the sale of Underlying Securities and the distribution of the net proceeds received from that sale to the electing holders of the Certificates, on a pro rata basis. A distribution or sale in these circumstances may result in a loss on your investment in the Certificates.”

Voting of Underlying Securities

      The Trustee of any Trust, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by the depositary with respect thereto and except as otherwise limited by the related Trust Agreement. In the event that a Trustee receives a request from the Underlying Issuer for its consent to any amendment, modification or waiver of the Underlying Securities or any document relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee will mail a notice of such proposed amendment, modification, waiver or solicitation to each certificateholder of record as of such date. The Trustee will request instructions from the holders of the Certificates as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee will consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal balances of the Certificates) as the Certificates of a Trust were actually voted or not voted by the holders of the Certificates thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary stated herein, the Trustee will at no time vote in favor of or consent to any matter (i) which would defer the timing or reduce the amount of any payment on the Underlying Securities or (ii) which would result in the exchange or substitution of any Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities, except in each case with the unanimous consent of the holders of the Certificates and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the Trust would fail to qualify as a grantor Trust for federal income tax purposes. The Trustee will have no liability for any failure to act resulting from holders of the Certificates’ late return of, or the failure to return, directions requested by the Trustee from the holders of the Certificates.

      Notwithstanding anything to the contrary contained herein, the Trustee may require from the holders of the Certificates prior to taking any action at the direction of the holders of the Certificates, an indemnity from the holders of the Certificates to provide for security or indemnity against the costs, expenses and liabilities the Trustee may incur by reason of any such action.

Other Deposited Assets

      In addition to the Underlying Securities, the Depositor may also deposit into a given Trust, or the Trustee on behalf of the certificateholders of a Trust, may enter into an agreement constituting or providing for the purchase of, to the extent described in the related prospectus supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the Trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, credit swaps, default swaps, floors, caps and collars, cash and assets ancillary or incidental to the foregoing or to the Underlying Securities, including assets obtained through foreclosure or in settlement of claims with respect thereto) (all such assets for any given Series, together with the related Underlying Securities, the “Deposited Assets”). The applicable prospectus supplement will to the extent appropriate contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

      The Deposited Assets for a given Series of Certificates and the related Trust will not constitute Deposited Assets for any other Series of Certificates and the related Trust and the Certificates of each Class of a given Series possess an equal and ratable interest in such Deposited Assets. The applicable prospectus supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

      As specified in the applicable prospectus supplement for a given Series of Certificates, the Trust for any Series of Certificates may include, or the certificateholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Such Credit Support may be provided by any combination of the following means described below. The applicable prospectus supplement will set forth whether the Trust for any Class or group of Classes of Certificates contains, or the certificateholders of such Certificates have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element. In addition, the applicable prospectus supplement will include (or incorporate by reference, as applicable) audited financial statements for any obligor providing Credit Support for 20% or more of the cashflow of the relevant Series and information required by Item 301 of Regulation S-K for any obligor providing Credit Support for 10% or more, but less than 20%, of the cashflow of such Series.

      Subordination. As discussed in “— Collections” in this prospectus, the rights of the certificateholders of any given Class within a Series of Certificates to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the certificateholders of such Series (or Classes within such Series) may be subordinated to the rights of the certificateholders of one or more other Classes of such Series to the extent described in the related prospectus supplement. Such subordination accordingly provides some additional credit support to those certificateholders of those other Classes. For example, its losses are realized during a given period on the Deposited Assets relating to a Series of Certificates such that the collections received thereon are insufficient to make all distributions on the Certificates of such Series, those realized losses would be allocated to the certificateholder of any Class of such Series that is subordinated to another Class, to the extent and in the manner provided in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, certain amounts otherwise payable to certificateholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described under “— Reserve Accounts” in this prospectus and in the related prospectus supplement.

      If so provided in the related prospectus supplement, the Credit Support for any Series or Class of Certificates may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the certificateholders of such Class or as otherwise specified in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Certificates of such Series.

      Letter of Credit; Surety Bond. The certificateholders of any Series (or Class or group of Classes of Certificates within such Series) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit (a “Letter of Credit”) issued by a bank (a “Letter of Credit Bank”) or a surety bond or bonds (a “Surety Bond”) issued by a surety company (a “Surety”). In either case, the Trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related prospectus supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable prospectus supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable prospectus supplement will describe the manner, priority and source of funds by which any such draws are to be repaid.

      In the event that the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related prospectus supplement, the Trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.

      Reserve Accounts. If so provided in the related prospectus supplement, the Trustee or such other person specified in the prospectus supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a “Reserve Account”) any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Deposited Assets for a given Series of Certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts may be distributed to certificateholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the related prospectus supplement. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Depositor or such other person named in the related prospectus supplement.

      Other Credit Support. If so provided in the related prospectus supplement, the Trust may include, or the certificateholders of any Series (or any Class or group of Classes within such Series) may have the benefit of, one or more interest rate, currency, securities, commodity or credit swaps, caps, floors, collars or options. The prospectus supplement will identify the counterparty to any such instrument and will provide a description of the material terms thereof.

Collections

      The Trust Agreement will establish procedures by which the Trustee or such other person specified in the prospectus supplement is obligated, for the benefit of the certificateholders of each Series of Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing from time to time prior to any applicable Distribution Date such collections into a segregated account maintained or controlled by the applicable Trustee for the benefit of such Series (each a “Certificate Account”). An Administration Agent, if any is appointed pursuant to the applicable prospectus supplement, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as any administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the related prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets and any Credit Support obtained for the benefit of certificateholders for a particular Series or Class of Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates. The applicable prospectus supplement will also set forth the manner and priority by which any Realized Loss will be allocated among the Classes of any Series of Certificates, if applicable. Amounts on deposit in the Certificate Account will be invested in Eligible Investments.

      “Eligible Investments” mean instruments, investment property or other property with respect to any of the following: (1) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America; (2) demand deposits, time deposits or certificates of deposit, having original maturities of no more than 365 days, of depository institutions or trust companies incorporated under the laws of the United States or any state of the United States, including the District of Columbia, or domestic branches of foreign banks, and subject to supervision and examination of federal or state banking or depository institution authorities; provided that at the time of the Trust’s investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company shall be in the highest rating category of S&P, Moody’s, or such other rating satisfactory to a Rating Agency then rating the relevant Certificates; (3) commercial paper, having original or remaining maturities of no more than 30 days, having, at the time of the Trust’s investment or contractual commitment to invest, a rating in the highest rating category of S&P, Moody’s, or such other rating satisfactory to a Rating Agency then rating the relevant Certificates; (4) demand deposits, time deposits and Certificates of deposit which are fully insured by the FDIC having, at the time of the Trust’s investment, a rating in the highest rating category of S&P, Moody’s, or such other rating satisfactory to a Rating Agency then rating the relevant Certificates; (5) bankers’ acceptances, having original maturities of no more than 365 days, issued by any depository institution or trust company referred to in clause (2) above; (6) money market funds having, at the time of the Trust’s investment, a rating in the highest rating category of S&P, Moody’s, or such other rating satisfactory to a rating agency then rating the relevant Certificates, including funds for which the Trustee or any of its affiliates is investment manager or advisor; (7) time deposits, having maturities not later than the next distribution date, other than those referred to in clause (4) above, with a person whose commercial paper has a credit rating satisfactory to S&P, Moody’s; or (8) any other investment upon receipt of written confirmation from each Rating Agency then rating the relevant Certificates that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding Series or Class.

      The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such Class for payments of other amounts, such as interest or premium.

Duties of the Trustee

      The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by or on behalf of any Administrative Agent of any funds paid to such Administrative Agent or its designee in respect of such Certificates or the Deposited Assets, or deposited into or withdrawn from the related Certificate Account or any other account by or on behalf of such Administrative Agent. The Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various Certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

The Trustee

      The Trustee for any given Series of Certificates under the Trust Agreement will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as Trustee, will be unaffiliated with, but may have normal banking relationships with, the Depositor, any Administrative Agent and their respective affiliates.

Assignment of Claims; Distribution of Underlying Securities

      In connection with the offering of the Certificates, each purchaser of Certificates will receive a copy of a prospectus, in the case of a reporting company, or a comparable offering document, in the case of a GSE, relating to the Underlying Securities of each related Underlying Issuer. No less than 48 hours prior to the date the Certificates are priced for sale to the public, each prospective purchaser of Certificates will receive a copy of a preliminary prospectus, in the case of a reporting company, or a comparable preliminary offering document, in the case of a GSE, relating to the Underlying Securities of each related Underlying Issuer. Each related Underlying Issuer has acknowledged that these preliminary prospectuses or comparable preliminary offering documents relating to offers and sales of its Underlying Securities will be delivered by [placement agent[s]] [underwriter[s]] directly to such prospective purchasers. In addition, each related Underlying Issuer has acknowledged that the final prospectus or comparable offering document relating to the sale of its Underlying Securities will be delivered by [placement agent[s]] [underwriter[s]] directly to purchasers upon the Depositor’s acceptance of their offers to purchase Certificates.

      Under the Trust Agreement, the trustee, as purchaser of the Underlying Securities, has assigned to the certificateholders its rights against the related Underlying Issuers of Underlying Securities and [placement agent[s]] [underwriter[s]] under the U.S. federal and state securities laws with respect to its purchase of the Underlying Securities. Accordingly, purchasers of the Certificates may proceed directly against the related Underlying Issuers of Underlying Securities and [placement agent[s]] [underwriter[s]] to enforce those rights without first proceeding against the Trust, the Trustee or any other entity. The related Underlying Issuers of Underlying Securities and [placement agent[s]] [underwriter[s]] have each acknowledged the existence of such assignment and agreed not to contest its enforceability.

      Under the Trust Agreement, the Trustee will be required to remove from the assets of the Trust the Underlying Securities of any Underlying Issuer, in whole and not in part, for which removal of such Underlying Securities is required to effectuate a final judgment or decree which requires a right of rescission with respect to such Underlying Securities in connection with any action brought under federal or state securities laws in respect of such Underlying Securities.

Governing Law

      The Certificates and the Trust Agreement will each be governed by, and construed in accordance with, the laws of the State of New York.

LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

      If so provided in the related prospectus supplement that Global Securities will be issued in bearer form, such prospectus supplement will set out such provisions relating to the limitations on issuance of Certificates in bearer form.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

Scope of Opinion

      In the opinion of Orrick, Herrington & Sutcliffe LLP, Special Tax Counsel (“Special Tax Counsel”) (i) the Trust will be a grantor trust or partnership for federal income tax purposes and not an association taxable as a corporation (or publicly traded partnership treated as an association) and (ii) each certificateholder will be treated for federal income tax purposes, as a holder of an equity interest in the Trust. Special Tax Counsel has not delivered (and unless otherwise indicated in the related prospectus supplement does not intend to deliver) any other opinions regarding the Trust or the Certificates. If in connection with the issuance of any Certificates, special tax counsel renders an opinion with regard to the characterization of the Trust that is materially different from the opinion contained in clause (i) above, such opinion will be filed on with the Commission in a Current Report on Form 8-K.

      Prospective investors should review the tax section set forth in the related prospectus supplement because information therein supersedes the information set forth in this prospectus. Prospective investors should be aware that no rulings have been sought from the Internal Revenue Service (the “IRS”), and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with Special Tax Counsel’s opinions. If, contrary to Special Tax Counsel’s opinion, the Trust is characterized or treated as a corporation for United States federal income tax purposes, among other consequences, the Trust would be subject to United States federal income tax (and similar state income or franchise taxes) on its income and distributions to Certificateholders would be impaired. In light of Special Tax Counsel’s opinion, however, the balance of this discussion assumes that the Trust will not be characterized or treated as a corporation.

General

      This summary is based on the Internal Revenue Code of 1986 (the “Code”) as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary is intended as an explanatory discussion of the consequences of holding the Certificates generally and does not purport to furnish information in the level of detail or with the investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, it is strongly recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situations.

      Except with respect to certain withholding tax matters discussed below under “Withholding Taxes” in this prospectus, the discussion is limited to consequences to U.S. Persons. For purposes of this discussion, a U.S. Person is: (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, or (iii) an estate or trust that is a United States Person within the meaning of Section 7701(a)(30) of the Code.

      For the purposes of this discussion, the Depositor and Special Tax Counsel have assumed, without inquiry, that the Underlying Securities will be characterized as indebtedness for federal income tax purposes. The prospectus supplement may contain additional information about the federal income tax characterization of the Underlying Securities.

Tax Status of the Trust

      The Trustee intends for tax reporting purposes to treat the Trust as a grantor trust. Prospective investors should be aware, however, that certain of the terms of Certificates (for example, the allocation of the proceeds of a disposition of the Underlying Securities) may be viewed by the IRS as inconsistent with the grantor trust rules and, accordingly, unless otherwise indicated in the prospectus supplement, Special Tax Counsel is not able to deliver an opinion that the Trust will be treated as a grantor trust. Nonetheless, because treating the Trust as a grantor trust is the more appropriate approach for tax reporting purposes, the Trustee currently intends to treat the Trust as a grantor trust and, except as specifically indicated otherwise under “Possible Recharacterization of the Trust as a Partnership” in this prospectus, the balance of this discussion assumes that the Trust will be so classified. (The Trust Agreement prohibits the Trust from electing to be taxed as a corporation.)

      Each certificateholder will be treated, for federal income tax purposes, as a holder of an equity interest in the Trust and, accordingly, (i) as if it had purchased its pro rata interest of the Trust’s underlying assets and (ii) as if it were the obligor on its pro rata portion of the Trust’s obligations. If the income of the Trust is used (directly or indirectly) to pay expenses of the Trust, the holders will be treated as if each had first earned its pro rata share of that income and then paid its share of the expense. Prospective investors should be aware that expenses of the Trust may be subject to limitations on deductibility, which may depend on each particular investor’s circumstances, but would include, in the case of an individual (or entity treated as an individual) section 67 of the Code that allows miscellaneous itemized deductions only to the extent that in the aggregate they exceed 2 percent of adjusted gross income.

Income of Certificateholders

      Original Issue Discount. Each certificateholder will be subject to the original issue discount (“OID”) rules of the Code and Treasury Regulations with respect to the Underlying Securities. Under those rules, the certificateholder (whether on the cash or accrual method of accounting) will be required to include in income the OID on the Underlying Securities as it accrues on a daily basis, on a constant yield method regardless of when cash payments are received. In very general terms, the amount of OID with respect to a Certificate generally will be equal to the excess of all amounts payable on the Certificate over the amount paid to acquire the Certificate and the constant yield used in accruing OID generally will be the yield to maturity of a Certificate as determined by each holder based on that holder’s purchase price for the Certificate. It is unclear whether the certificateholder should, in calculating OID, assume that the Underlying Securities will, or will not, be called pursuant to any call warrant. Further, it is not clear how actual and expected future prepayments or losses on the Underlying Securities are to be taken into account.

      The Trustee intends for information reporting purposes to account for OID, if any, reportable by certificateholders by reference to the price paid for a Certificate by an initial purchaser at an assumed issue price, although the amount of OID will differ for other purchasers. Such purchasers should consult their tax advisers regarding the proper calculation of OID.

      The amount of OID that is reported in income in any particular year will not necessarily bear any relationship to the amount of distributions, if any, paid to a holder in that year.

      Purchase and Sale of a Certificate. A certificateholder’s tax basis in a Certificate generally will equal the cost of the Certificates increased by any amounts includible in income as OID, and reduced by any payments made on the Certificates. If a Certificate is sold or redeemed, capital gain or loss will be recognized equal to the difference between the proceeds of sale and the certificateholder’s adjusted basis in the Certificates.

Possible Recharacterization of the Trust as a Partnership

      As indicated above, it is possible that the IRS will seek to recharacterize the Trust as a partnership. If the IRS were to successfully recharacterize the Trust as a partnership, the Trust would not be subject to federal income tax. Under Treasury Regulation 1.761-2, certain partnerships may “elect out” of subchapter K of the Code (partnership tax accounting). Although subject to uncertainty, the Trust is likely to be eligible for this election. Assuming that it is so eligible, each certificateholder will be required to report its respective share of the items of income, deductions, and credits of the organization on their respective returns (making such elections as to individual items as may be appropriate) in a manner consistent with the exclusion of the Trust from partnership tax accounting. Such reporting should be substantially similar to the income tax reporting that would be required under the grantor trust rules. In mutual consideration for each certificateholder’s purchase of a Certificate, each such certificateholder is deemed to consent to the Trust’s making of a protective election out of subchapter K of the Code.

      If the election to be excluded from the partnership tax accounting provisions of the Code is not effective, among other consequences, (i) the Trust would be required to account for its income and deductions at the Trust level (not necessarily taking into account any particular holder’s circumstances, including any difference between the holder’s basis in its Certificates and the Trust’s basis in its assets) and to utilize a taxable year for reporting purposes and (ii) each certificateholder would be required to separately take into account such certificateholder’s distributive share of income and deductions of the Trust. A certificateholder would take into account its distributive share of Trust income and deductions for each taxable year of the Trust in the certificateholder’s taxable year which ends with or within the Trust’s taxable year. A certificateholder’s share of the income of the Trust computed at the Trust level would not necessarily be the same if computed under the OID rule described above under “Income of Certificateholders” and, in particular, may not take account of any difference in the yield on the Certificate to the certificateholder based on the certificateholder’s purchase price and the yield on the Underlying Securities determined at the Trust level.

Withholding Taxes

      Payments made on a Certificate to a person that is not a U.S. Person and has no connection with the United States other than holding its certificates generally will be made free of United States federal withholding tax, provided that (i) the holder is not related (directly or indirectly) to the obligor, guarantor, if any, or sponsor of the Underlying Securities, the Depositor, the holder of any other class of Certificates (if such Series provides for multiple classes of Certificates), or the counterparty on any notion principal contract or other derivative contract of which the Trust is a party and (ii) the holder complies with certain identification and certification requirements imposed by the IRS.

State and Other Tax Consequences

      In addition to the federal income tax consequences described above, potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership and disposition of the Certificates. State, local and foreign tax law may differ substantially from federal tax law, and this discussion does not purport to describe any aspect of the tax law of a state or other jurisdiction (including whether the Trust, if treated as a partnership for federal income tax purposes, would be treated as a partnership under any state or local jurisdiction). Therefore, it is strongly recommended that prospective purchasers consult their own tax advisers with respect to such matters.

PLAN OF DISTRIBUTION

      For a description of the plan of distribution of the Certificates of any Series, see the prospectus supplement.

LEGAL MATTERS

      Certain legal matters (including federal income tax matters) with respect to the Certificates will be passed upon for the Depositor and the Certificate Agents by Orrick, Herrington & Sutcliffe LLP, New York, New York or other counsel identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

      The Depositor has filed with the SEC a registration statement under the Securities Act relating to the Certificates. This prospectus is part of the registration statement, but the registration statement includes additional information, including the form of Trust Agreement for the Certificates.

      The Trustee, on behalf of the Depositor, will file or cause to be filed with the SEC periodic reports as may be required under the Exchange Act, and the rules and regulations of the SEC, and, prior to the termination of the offering period for the Certificates, those periodic reports will be considered to be incorporated herein by reference and, if applicable, to supersede any conflicting information contained in this prospectus or in previously filed periodic reports. The Trust will include a reference to the periodic reports filed under the Exchange Act, in the case of a reporting company, or to publicly available information, in the case of a GSE, about each Underlying Issuer whose Underlying Securities represent more than 10% of the aggregate principal amount of all Underlying Securities held as assets of the Trust.

      You may read and copy any notices, reports, statements or other information the Trustee files or causes to be filed at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Public filings may also be obtained from the SEC’s Internet site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding Underlying Issuers that file publicly with the SEC.

INDEX OF TERMS

$ ............................................1
Trust Agreement...............................1
Administration Fee............................6
Administrative Agent..........................1
Base Rate....................................10
Business Day.................................10
Cede..........................................3
Certificate...................................8
Certificate Account..........................18
Certificate Principal Balance................11
certificateholders............................1
Certificates..................................1
Class.........................................1
Code.........................................21
Commission....................................2
Composite Quotations.........................11
Credit Support................................1
Definitive Certificate.......................13
Depositary...................................13
Deposited Assets..........................1, 16
Depositor.....................................1
Determination Date............................9
Distribution Date.............................2
dollar........................................1
Eligible Investments.........................18
Eligible Underlying Issuer...................15
Eligible Underlying Security.................15
Exchange Act..............................2, 15
Exchangeable Series..........................11
Fixed Pass-Through Rate.......................8
Fixed Rate Certificates......................10
Floating Rate Certificates...................10
Global Security...............................1
GSE..........................................15
H.15(519)....................................11
Index Maturity...............................11
IRS...........................................3
Letter of Credit.............................17
Letter of Credit Bank........................17
Maximum Pass-Through Rate....................11
Minimum Pass-Through Rate....................11
Notional Amount..............................10
OID..........................................21
Optional Exchange Date.......................12
Original Issue Date...........................8
participants.................................13
Pass-Through Rate.............................8
Prospectus Supplement.........................1
Rating Agency.................................4
Realized Losses..............................11
Registered Certificates.......................1
Registration Statement........................2
reporting company............................15
Reserve Account..............................18
Retained Interest.............................7
Securities Act............................2, 15
Series........................................1
Special Tax Counsel..........................20
Specified Currency............................2
Specified Interest Currency...................2
Specified Premium Currency....................2
Specified Principal Currency..................2
Spread.......................................10
Spread Multiplier............................10
Strip Certificates............................9
Stripped Interest............................10
Surety.......................................17
Surety Bond..................................17
Trust.........................................1
Trustee.......................................1
Trustee's Fee.................................6
U.S. dollars..................................1
U.S.$.........................................1
Underlying Issuers........................1, 15
Underlying Securities.....................1, 15
USD...........................................1
Variable Pass-Through Rate....................8

PART II

Item 14.   Other Expenses of Issuance and Distribution

      The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$92
Printing and Engraving Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	*
Trustee's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	*
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	*
Blue Sky Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	*
Accountants' Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	*
Rating Agency Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	*
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	*

Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	*

* To Be Filed By Amendment

Item 15.    Indemnification of Directors and Officers

      The Company’s By-laws provide for indemnification of directors and officers of the Company to the fullest extent permitted by Delaware law.

      Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

      Salomon Smith Barney Holdings Inc. carries directors' and officers' liability insurance that covers certain liabilities and expenses of the Company's directors and officers.

Item 16.   Exhibits

      1.1 Form of proposed Underwriting Agreement for Trust Certificates/Trust Shares/Trust Notes to be distributed in the United States.†

      3.1 Certificate of Incorporation of Structured Products Corp.*

      3.2 By-laws of Structured Products Corp.*

      4.1 Form of Trust Agreement, with forms of Trust Certificates/Trust Shares/Trust Notes attached thereto.†

      4.2 Form of qualified Trust Agreement.†

      4.3 Form of Indenture.†

      4.4 Alternate form of qualified Trust Agreement.†

      5.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.**

      8.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.**

      23.1 Consents of Orrick, Herrington & Sutcliffe LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

      24.1 Powers of Attorney.**

      25.1 Statement of eligibility of Trustee ([U.S. Bank Trust National Association]).

*	Incorporated by reference from the Registration Statement on Form S-3 (File No. 33-55860)
†	To Be Filed By Amendment
**	Previously filed

Item 17.    Undertakings

      The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”), as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

      (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling person of the registrant pursuant to the provisions above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (f) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the registration statement as of the time it was declared effective.

      (g) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Amendment No. 3 to Registration Statement (333-99441) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 19th day of February, 2003.

STRUCTURED PRODUCTS CORP.

By: /s/Matthew R. Mayers Name: Matthew R. Mayers Title: Assistant Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to registration statement (333-99441) has been signed by the following persons in the capacities and on the dates indicated. *

February 19, 2003 Date	By: * Name: Nathaniel H. Leff Title: Director

February 19, 2003 Date	By: * Name: Marcy Engel Title: Director

February 19, 2003 Date	By: * Name: Dean A. Christiansen Title: Director

February 19, 2003 Date	By: * Name: Timothy Beaulac Title: President (Principal Executive Officer)

February 19, 2003 Date	By: * Name: Cliff Verron Title: Principal Accounting Officer

* The undersigned, by signing his name hereto, does hereby sign this Amendment No. 3 on behalf of each of the persons indicated above pursuant to powers of attorney filed as Exhibit 24.1

February 19, 2003 Date	By: /w/ Matthew R. Mayers Name: Matthew R. Mayers Title: Assistant Vice President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of proposed Underwriting Agreement for Trust Certificates to be distributed in the United States.*
3.1	Certificate of Incorporation of Structured Products Corp.*
3.2	By-laws of Structured Products Corp.*
4.1	Form of Trust Agreement, with forms of Trust Certificates attached thereto.*
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.**
8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.**
23.1	Consents of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibits 5.1 and 8.1).
24.1	Powers of Attorney.**
25.1	Statement of eligibility of Trustee (U.S. Bank Trust National Association). †
*	Incorporated by reference from the Registration Statement on Form S-3 (File No. 33-55860)
†	To Be Filed By Amendment
**	Previously filed